Exhibit 2.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of May 9, 2011, by and among PositiveID Corporation, a Delaware corporation (the “Buyer”), MicroFluidic Systems, a California corporation (the “Company”), and the individuals listed on Attachment I attached hereto (each a “Seller” and collectively, the “Sellers”).

A.

The Sellers own, or immediately prior to the Closing will own, all of the outstanding capital stock of the Company.

B.

This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, that number of shares of the capital stock of the Company set forth opposite such Seller’s name on Attachment I hereto (the “Purchased Shares”) in return for the consideration set forth below, all upon the terms and conditions hereinafter set forth.

C.

Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in Section 10.15.

For valuable consideration received, the parties agree as follows:

1.

Purchase and Sale of the Purchased Shares.

1.1

Purchase and Sale of the Purchased Shares.  Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each Seller, and each Seller severally, and not jointly, agrees to sell, assign, transfer and deliver to the Buyer, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, rights commitments, or other restrictions of any kind, the number of Purchased Shares set forth opposite such Seller’s name on Attachment I.

1.2

Closing; Deliveries.

(a)

The purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of the Buyer in Delray Beach, Florida, as soon as practicable, or at such other time and place as the Buyer and the Seller Representative mutually agree upon, orally or in writing.

(b)

At the Closing, the Buyer shall pay the following amounts to the following Persons:

(i)

$250,000 to the Company via check or wire transfer to fund payment of the accounts payable set forth on Schedule 1.2(b)(i);

(ii)

Five (5) Business Days from the Closing, the Buyer will issue and deliver to each of the two Sellers listed on Schedule 1.2(b)(ii) that number of shares of the Buyer’s common stock, par value $0.01 per share (“Buyer Common Stock”), determined by dividing $250,000 by the VWAP Price (as defined below) as of the Closing in consideration of the surrender for cancellation of the Company’s outstanding Seller Loans (as defined in Section 3.20) (the “Lender Stock Consideration”); and

(iii)

Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Purchased Shares, within five (5) Business Days from the Closing, the Buyer will issue and deliver to Sellers Pro Rata shares of the Buyer Common Stock equal to $450,000 divided by the VWAP Price (as defined below) as of the Closing (the “Sellers’ Stock Consideration” together with the Lender Stock Consideration, collectively, the “Stock Consideration”).  The Stock Consideration will contain the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION.”

Buyer shall deliver to the Company such other documents and instruments, in form and substance reasonably satisfactory to the Company and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the date hereof.

(c)

At the Closing, each Seller shall deliver to the Buyer: (i) certificates representing the Purchased Shares, together with stock powers, duly endorsed in blank in proper form for transfer; and (ii) such other documents and instruments, in form and substance reasonably satisfactory to the Buyer and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated no later than the Closing Date.

(d)

Earn-Out.  As additional consideration for the Purchased Shares, the Buyer shall pay the following amounts to the Sellers Pro Rata (collectively, the “Earn-Out Payments”; individually, an “Earn-Out Payment”) upon satisfaction of the conditions set forth below:

(i)

If the Company enters into one or more Contracts prior to December 31, 2011, the following will apply:

(A)

If any Government Contract(s) is awarded to the Company that is a cost-reimbursement type contract as defined under FAR 16.306 and every contract line item in such Contract(s) includes a fixed-fee of at least six percent (6%), then the Buyer shall pay the Sellers a Pro Rata an amount equal to 25% of the total Contract Value(s) of such Contract(s) in shares of Buyer Common Stock, subject to the limitation contained in Section 1.2(d)(i)(C).

(B)

If any non-Government Contract(s) are executed as evidenced by a signed Contract(s) to perform reimbursable work that results in at least 6% of Net Profits to the Company, then Buyer shall pay the Sellers Pro Rata an amount equal to 25% of the total Contract Value(s) of such Contract(s) in shares of Buyer Common Stock, subject to the limitation contained in Section 1.2(d)(i)(C) (each of (A) and (B) above constitute the “First Earn-Out Period”).

(C)

The maximum Earn-Out Payments that may be earned by the Sellers under this Section 1.2(d)(i)(A) and (B) is an aggregate of $2 million of Buyer Common Stock.

(ii)

If the Company's Business generates cumulative EBITDA during the one-year period beginning on January 1, 2012 and ending on December 31, 2012 (the “Second Earn-Out Period”) in an amount greater than $200,000, then the Buyer shall pay to the Sellers Pro Rata an amount equal to 4 times EBITDA (in excess of $200,000) in shares of Buyer Common Stock up to a maximum of $2 million of Buyer Common Stock.

(iii)

If the Company's Business generates cumulative EBITDA during the one-year period beginning on January 1, 2013 and ending on December 31, 2013 (the “Third Earn-Out Period”) in an amount greater than $400,000, then the Buyer shall pay to the Sellers Pro Rata an amount equal to 4 times EBITDA (in excess of $400,000) in shares of Buyer Common Stock up to a maximum of $2 million of Buyer Common Stock.

(iv)

If the Company's Business generates cumulative EBITDA during the one-year period beginning on January 1, 2014 and ending on December 31, 2014 (the “Fourth Earn-Out Period”) in an amount greater than $600,000, then the Buyer shall pay to the Sellers Pro Rata an amount equal to 4 times EBITDA (in excess of $600,000) in shares of Buyer Common Stock up to a maximum of $2 million of Buyer Common Stock, subject to the limitation set forth in Section 1.2(d)(v).

(v)

The maximum Earn-Out Payments that may be earned by the Sellers under this Agreement is an aggregate $7 million of Buyer Common Stock (collectively, the “Earn-Out Shares”).  Thus, for example, if the Sellers receive $2 million of Buyer Common Stock in the First Earn-Out Period, $2 million of Buyer Common Stock in the Second Earn-Out Period and $2 million of Buyer Common Stock in the Third Earn-Out Period, then the most the Sellers can receive in the Fourth Earn-Out Period is $1 million of Buyer Common Stock.

(vi)

For purposes of the calculation of the number of shares of Buyer Common Stock to be issued under Section 1.2(d) of this Agreement, the dollar value of the Buyer Common Stock to be issued shall be divided by the price per share of Buyer Common Stock equal to an average of the individual daily VWAP calculated over the ten (10) Trading Days preceding the applicable issuance date (the “VWAP Price”).  “VWAP” means, for any date, the volume-weighted average price, calculated by dividing the aggregate value of Buyer Common Stock traded on the Trading Market (price multiplied by number of shares traded) by the total volume (number of shares) of Buyer Common Stock traded on the Trading Market for such date, or the nearest preceding Trading Day.  For purposes of the calculation of the Earn-Out Payments, “EBITDA” shall mean net income of the Company before interest, taxes, depreciation and amortization, but excluding (1) all gains or losses in connection with sales or dispositions of assets and investments not in the ordinary course of business, (2) all cumulative effects of changes in accounting principles and (3) any intercompany management and  other charges arising from Buyer, in all cases as calculated in accordance with GAAP applied on a consistent basis, in effect as of December 31, 2010.   Any disputes with respect to the calculation of the EBITDA shall be resolved in accordance with the procedures contemplated by Section 1.2(e) hereof.

(vii)

No later than thirty (30) days after the audited financial statements for the Company's Business is finalized for the year end of the First Earn-Out Period, the Second Earn-Out Period, the Third Earn-Out Period or the Fourth Earn-Out Period, as applicable, the Buyer will prepare and deliver to the Seller Representative a copy of the Buyer's income statement, together with a calculation of the Earn-Out Payments for the First Earn-Out Period, the Second Earn-Out Period, the Third Earn-Out Period or the Fourth Earn-Out Period, as applicable (the “Earn-Out Calculation”).  Upon the execution of a confidentiality agreement, the Buyer will make available to the Seller Representative at the Buyer's offices all relevant books and records maintained by the Buyer relating to the Company's Business in order for the Seller Representative to review and confirm the Buyer's Earn-Out Calculation.

(viii)

In the event the Seller Representative disputes the calculation of the Earn-Out Payments, the Seller Representative and the Buyer shall resolve their disputes in accordance with the procedures set forth in Section 1.2(e).

(ix)

Within ten (10) days after a final determination of the Earn-Out Payments for the First Earn-Out Period, the Second Earn-Out Period, the Third Earn-Out Period or the Fourth Earn-Out Period, as applicable, either by the failure of the Seller Representative to deliver a notice of disagreement or following resolution of such notice of disagreement in accordance with Section 1.2(e), the Buyer will promptly issue the applicable Earn-Out Payment for the applicable Earn-Out Period to Sellers Pro Rata in shares of Buyer Common Stock.

(x)

The Buyer may set off against the Earn-Out Payments any Losses for which the Buyer is finally determined to be entitled to indemnification pursuant to and in the manner prescribed in Section 8.

(xi)

Notwithstanding the foregoing, prior to any required payment of a portion of the Earn-Out Payments set forth above, the Buyer may determine in good faith, in its sole discretion, to withhold from delivery of any remaining amounts of the Earn-Out Payments the equivalent of any amounts then in dispute related to indemnification obligations arising under this Agreement such amount to be held pending resolution of such dispute; provided, that the withheld Earn-Out Payments, to the extent not applied in satisfaction of such indemnification obligations, shall be paid to the Sellers Pro Rata promptly upon resolution of such dispute.

(xii)

Until Stockholder Approval (as defined below) is obtained, the Buyer shall be prohibited from issuing the Earn-Out Shares if, as a result of such Earn-Out Payment, the aggregate number of Earn-Out Shares issued hereunder, when aggregated with any shares of Buyer Common Stock issued to Sellers or any Affiliate of Sellers hereunder or under any other agreements or arrangements between the Buyer and Sellers or any applicable Affiliate of the Buyer, such aggregate number would, under Nasdaq Marketplace rules (or the rules of any other exchange where the shares of Buyer Common Stock are listed), exceed the Cap Amount (as defined below). If delivery of the Earn-Out Shares is prohibited by the preceding sentence because the Cap Amount would be exceeded, the Buyer shall, upon the written request of the Sellers, hold a meeting of its stockholders within sixty (60) days following such request, and use its best efforts to obtain the approval of its stockholders for the transactions described herein (“Stockholder Approval”). For purposes hereof, “Cap Amount” means 19.99% of the Buyer Common Stock outstanding immediately prior to the Closing.

(xiii)

In the event the Buyer is unable to issue Earn-Out Shares as a result of its inability to obtain the requisite Stockholder Approval, the Buyer shall be obligated to pay the applicable Earn-Out Payment in cash to the Sellers Pro Rata.

(xiv)

Notwithstanding anything herein to the contrary, in its sole and absolute discretion, Buyer shall have the option of paying any applicable Earn-Out Payments in cash.

(xv)

Buyer shall maintain a financial reporting system that will separately account for the revenues and expenses of the Company.  Buyer further agrees that expenses or costs of Buyer which are not part of the Business or the Company shall not be allocated to Company for the purposes of calculating EBITDA of the Company without the prior written consent of the Seller Representative.  Buyer shall cause the Company to operate the Company’s Business in a manner reasonably consistent with past practices of the Business, but taking into account the acquisition of the Company by the Buyer as a wholly-owned subsidiary of Buyer, changes in the administrative operations of the Company as a result of such acquisition, and other changes reasonably related to the Company being a wholly-owned subsidiary of the Buyer; provided, however, that Buyer shall not cause the Company to incur or pay any management fee or other charge or payment to Buyer unless such amount is excluded from the computation of EBITDA and, in the First Earn-Out Period, Net Profits.

(e)

Disputes.

(i)

Seller Representative shall have 30 calendar days following receipt of an applicable Earn-Out Calculation to deliver to Buyer a written notice (each a “Notice of Dispute”) that Seller Representative disputes Buyer’s calculation of any of the amounts or any portion of the amounts set forth therein, which Notice of Dispute shall set forth in reasonable detail the basis for each element of such dispute.  If Seller Representative does not deliver a Notice of Dispute on or before the expiration of such 30-day period (or if Seller Representative notifies Buyer  in writing that there is no such dispute), the calculations of the Earn-Out Payment set forth in the applicable Earn-Out Calculation shall be deemed to be final, binding and conclusive as to the parties.  In the event that Seller Representative delivers a Notice of Dispute with respect to only certain of the amounts or certain portions of the amounts set forth in an applicable Earn-Out Calculation but not others, then any undisputed amount or portion thereof shall be deemed to be final, binding and conclusive as to the parties.  In the event Seller Representative delivers a Notice of Dispute to Buyer, Seller Representative and Buyer shall cooperate in good faith to resolve any such dispute as promptly as possible.

(ii)

If the Seller Representative and the Buyer are unable to reach a resolution of their differences within 45 days after the Seller Representative delivers the Notice of Dispute to the Buyer, then the Seller Representative and the Buyer shall promptly submit any remaining disputed items to an independent accounting firm of national reputation in the United States that is selected by Buyer and reasonably acceptable to Seller Representative (an “Independent Accounting Firm”).  If any remaining disputed items are submitted to the Independent Accounting Firm for resolution (i) each party will furnish to the Independent Accounting Firm such work papers and other documents and information relating to the remaining disputed items as the Independent Accounting Firm may request and are available to such party, and each party will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the disputed items and to discuss the resolution of the disputed items with the Independent Accounting Firm; (ii) each of the Buyer and the Seller Representative will use its good faith, commercially reasonable efforts to work with the other parties and the Independent Accounting Firm to resolve the disputed items within 45 days of submission of the disputed items to the Independent Accounting Firm; (iii) the determination by the Independent Accounting Firm, as set forth in a written notice to the Seller Representative and the Buyer, shall be final, binding and conclusive on Sellers and the Buyer; and (iv) the fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller Representative and the Buyer so that the Seller Representative pays for the percentage of such fees and disbursements equal to the ratio that the amount of the disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by the Seller Representative (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items submitted to the Independent Accounting Firm, and the Buyer shall pay the balance of such fees and disbursements.  The Independent Accounting Firm shall conduct its determination activities in a manner wherein all materials submitted to it are held in confidence and shall not be disclosed to third parties.  The parties agree that judgment may be entered upon the determination of the Independent Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

(f)

Treatment of Options.  At the Closing, each option granted or issued under any Company Stock Plan and listed on Schedule 3.2 (a “Company Stock Option”) shall be terminated by the Company on or prior to Closing.

1.3

Registration Rights.

(a)

Registration Rights Relating to Stock Consideration.  Within 90 days of the Closing Date, the Buyer agrees to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission, at its sole cost and expense, a Registration Statement on Form S-1 or Form S-3, if the Buyer is eligible to use Form S-3 (the “Registration Statement”) relating to the resale of the Stock Consideration referred to in Section 1.2(b).  The Purchaser agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of one year from the date of issuance of the Stock Consideration or such shorter period ending when (i) all Stock Consideration covered by the Registration Statement has been sold in the manner set forth and as contemplated in the Registration Statement, or (ii) when the Stock Consideration has been, or is eligible to be, sold pursuant to Rule 144 (or any similar provision then in force) without restriction under the Securities Act.  If the Buyer for reasons beyond its control is unable to file the Registration Statement within 90 days of the Closing Date, the Sellers shall have piggy-back registration rights substantially similar to those set forth in Section 1.4 in the event the Buyer fails to file the Registration Statement as provided in this Section 1.3.

(b)

Piggy-Back Registration Rights.  If the Buyer shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Buyer shall send to the Seller Representative written notice of such determination and, if within ten (10) days after receipt of such notice, the Seller Representative shall so request in writing, the Buyer shall use commercially reasonable efforts to include in such registration statement all or any part of the Earn-Out Shares the Seller Representative requests to be registered, to the extent the Buyer may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling shareholder(s) to such inclusion under such registration statement.  Notwithstanding the anything herein to the contrary, if, in connection with any underwritten public offering for the account of the Buyer or for stockholders of the Buyer that have contractual rights to require the Buyer to register shares of common stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Buyer shall be obligated to include in the registration statement only such limited portion of the Stock Consideration and/or Earn-Out Shares, if applicable, with respect to which the Seller Representative has requested inclusion hereunder as such underwriter(s) shall permit.

(c)

All expenses relating to the Buyer’s compliance with the Section 1.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of independent public accountants for the Buyer, and fees of transfer agents and registrars are called “Registration Expenses”. All selling commissions applicable to the sale of Stock Consideration and/or Earn-Out Shares, if applicable, including any fees and disbursements of any counsel or financial advisors to the Seller Representative, are called “Selling Expenses.”  The Buyer shall only be responsible for Registration Expenses not Selling

Expenses.  The Seller Representative's right to piggy-back registration rights under this Section 1.3(b) shall terminate when the Stock Consideration and/or Earn-Out Shares, if applicable, have been, or are eligible to be, sold pursuant to Rule 144 (or any similar provision then in force) without restriction under the Securities Act.

1.4

Tax Treatment.  The Buyer, the Company and each Seller acknowledge and agree that to the extent that the Code or any other Tax law or regulation requires the Buyer to withhold with respect to any payment to a Seller pursuant to Section 1.2(d), Buyer shall withhold the applicable amount and such amount shall be treated as having been paid to such Seller for all purposes of this Agreement.

1.5

Purchase Price Adjustment.  The purchase price shall be subject to adjustment as follows:

(a)

Closing Date Balance Sheet.  The Company shall deliver to Buyer a projected Closing Date Balance Sheet at least five (5) business days before the Closing for review by Buyer (the “Closing Date Balance Sheet”).  Buyer will use its best efforts to provide the Seller Representative with any proposed changes to the projected Closing Date Balance Sheet before Closing.  As promptly as practicable, but no later than the close of business on May 31, 2011, the Buyer shall deliver to the Seller Representative a Closing Date Balance Sheet, together with a certificate based on such Closing Balance Sheet setting forth the Buyer's calculation of the Closing Net Working Capital.  For purposes of this Agreement, “Closing Net Working Capital” means, as of the Closing Date, the net book value of the cash and accounts receivable of the Company as of such date less all liabilities of the Company as of such date, as adjusted for application of the payments made pursuant to Section 1.2(b)(i) and (ii).

(b)

Disputes.  Unless the Seller Representative disputes the Closing Date Balance Sheet pursuant to this Section 1.5, the Closing Date Balance Sheet delivered by the Buyer pursuant to Section 1.5(a) shall be final, binding and conclusive on the Sellers.  The Seller Representative may dispute the amounts reflected on the Closing Date Balance Sheet by sending written notice (a “Closing Date Dispute Notice”) to the Buyer within 15 days after the delivery of the Closing Date Balance Sheet.  The Closing Date Dispute Notice shall identify each disputed item on the Closing Date Balance Sheet, specify the amount of such dispute and set forth the basis for such dispute.  In the event of such a dispute, the Seller Representative and the Buyer shall attempt in good faith to reconcile their differences.  If the Seller Representative and the Buyer are unable to reach a resolution of their differences within 45 days after the Seller Representative delivers the Closing Date Dispute Notice to the Buyer, then the Seller Representative and the Buyer shall promptly submit any remaining disputed items to an Independent Accounting Firm.  If any remaining disputed items are submitted to the Independent Accounting Firm for resolution (i) each party will furnish to the Independent Accounting Firm such work papers and other documents and information relating to the remaining disputed items as the Independent Accounting Firm may request and are available to such party, and each party will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the disputed items and to discuss the resolution of the disputed items with the Independent Accounting Firm; (ii) each of the Buyer and the Seller Representative will use its good faith, commercially reasonable efforts to work with the other parties and the Independent Accounting Firm to resolve the disputed items within 45 days of submission of the disputed items to the Independent Accounting Firm; (iii) the determination by the Independent Accounting Firm, as set forth in a written notice to the Seller Representative and the Buyer, shall be final, binding and conclusive on Sellers and the Buyer; and (iv) the fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller Representative and the Buyer so that the Seller Representative pays for the percentage of such fees and disbursements equal to the ratio that the amount of the disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by the Seller Representative (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items submitted to the Independent Accounting Firm, and the Buyer shall pay the balance of such fees and disbursements.

(c)

Working Capital Adjustment.  The Closing Date Balance Sheet shall be deemed to be final, binding and conclusive on the Seller Representative and the Buyer (the “Final Closing Date Balance Sheet”) upon the earliest of (i) the failure of the Seller Representative to notify the Buyer of a dispute within 15 days after the delivery of the Closing Date Balance Sheet; (ii) the resolution of all disputes by the Seller Representative and the Buyer; or (iii) the resolution of all disputes by the Independent Accounting Firm.  Within three business days after the Final Closing Date Balance Sheet is available, a cash adjustment shall be made as follows:  In the event that the Closing Net Working Capital reflected on the Final Closing Date Balance Sheet is less than the Base Net Working Capital, the Sellers shall  each pay to the Buyer their Pro Rata share of such difference in immediately available funds by certified or official bank check or by wire transfer of immediately available funds to an account specified in writing by the Buyer, and, in the event that the Closing Net Working Capital reflected on the Final Closing Date Balance Sheet is greater than the Base Net Working Capital, the Buyer shall pay to the Sellers in accordance with their respective percentages set forth on Attachment I such difference in immediately available funds by certified or official bank check or by wire transfer of immediately available funds to an account specified in writing by Sellers.  For purposes of this Agreement, “Base Net Working Capital” means zero dollars ($0.00).  Notwithstanding anything in this Section 1.5(b) to the contrary, neither Buyer nor Sellers shall be required to pay the other Party under this Section 1.5(b) if the amount owed to such party is equal to or less than $20,000.

(d)

As a component of the Closing Date Balance Sheet, the Company has recorded liabilities for accounts payable obligations to Haverstock & Owen LLP and Applied Biosystems, a division of Life Technologies Corporation, both of which are being disputed by the Company.  The Buyer has agreed to include (accept) up to $150,000 (in the aggregate) for these Liabilities when finally settled.  Sellers and Buyer will use their best efforts to work together and resolve these matters, including the amount and structure of any payments.  This $150,000 will be included in the Closing Date Balance Sheet and the Final Closing Date Balance Sheet.  In the event, however, the amount paid in respect of  these two matters ultimately exceeds $150,000, such overage will be considered an indemnifiable Loss, to be paid by Sellers in cash to Buyer, without reduction or set-off.

2.

Representations and Warranties of the Sellers.  Each Seller, severally and not jointly, represents and warrants to the Buyer that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2) with respect to himself or herself.

2.1

Authorization of Transaction.  Such Seller has full power, competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions.  Such Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Government Body in order to consummate the transactions contemplated by this Agreement.  Such Seller has full power and authority to sell, transfer and deliver the Purchased Shares and the stock certificates evidencing such Purchased Shares to the Buyer as provided for pursuant to this Agreement, free and clear of all Liens.

2.2

Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, Regulation, rule, injunction, judgment, Order, decree, ruling, charge, or other restriction of any Government Body to which such Seller is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he is bound or to which any of his assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to such Seller’s Purchased Shares.

2.3

Brokers’ Fees.  Such Seller has no Liability to pay any fees, commissions or other compensation to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.4

Securities.  Such Seller holds of record and owns beneficially all of the issued and outstanding Purchased Shares, as set forth opposite next to his or her name in Attachment I, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  Other than the Seller Loans, such Seller does not own and is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require or grant the right to such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company.  Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.  There are no agreements, arrangements, commitments or undertakings between such Seller and any Person restricting or otherwise relating to voting, redemption or dividend rights or the disposition of the capital stock of the Company.

2.5

FIRPTA.  Such Seller is not a “foreign person” as defined in Section 1445 of the Code and the Regulations promulgated thereunder.  In furtherance thereof, such Seller will execute and deliver to the Buyer at Closing a certificate, in customary form, confirming that such Seller is not a “foreign person” under Section 1445 of the Code.

2.6

Securities Laws.  Such Seller is acquiring the Stock Consideration for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.  Such Seller is an “accredited investor” within the meaning of Regulation D of the Securities Act.  Such Seller acknowledges and agrees that the issuance of the Stock Consideration will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof.

2.7

Purchase Entirely for Own Account.  This Agreement is made with the Sellers and the Company in reliance upon the Sellers’ and the Company's representations to the Buyer, which by each Seller’s execution of this Agreement, such Seller hereby confirms with respect to himself or herself, that the Stock Consideration to be acquired by the Sellers will be acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Such Seller is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of an investment in the Stock Consideration and has the capacity to protect its own interests in connection with the purchase of the Stock Consideration.  Such Seller can bear the economic risks of its investment in the Buyer including the possible loss of the entire investment.

2.8

Disclosure of Information.  Such Seller has had an opportunity to discuss the Buyer's business, management, financial affairs and the terms and conditions of the offering of the Stock Consideration with the Buyer's management and has had an opportunity to review the Buyer's annual and quarterly reports publicly filed with the Securities and Exchange Commission.

2.9

Restricted Securities.  Such Seller understands that the Stock Consideration is “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Seller must hold the Stock Consideration indefinitely unless it is registered with the Securities and Exchange Commission, or an exemption from such registration and qualification requirements is available.  Such Seller agrees that it will only transfer the Stock Consideration in compliance with state and federal securities laws.

3.

Representations And Warranties Regarding the Company.  The Company and the Majority Shareholders, severally and not jointly, represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the corresponding section of the disclosure schedule delivered by the Sellers to the Buyer on the date hereof (the “Disclosure Schedule”).

3.1

Organization and Good Standing.  The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its business and properties and to carry on the business as now being or heretofore conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of the business requires such qualification.  The Company does not own any capital stock or other equity interest in any Person.

3.2

Capitalization.

(a)

The authorized, issued and outstanding capital stock of the Company consists of:

(i)

10,000,000 shares of Common Stock of the Company 4,482,028 shares of which are issued and outstanding.

(ii)

No shares of preferred stock of the Company are authorized, issued or outstanding.

(b)

As of the date hereof, there are 192,750 Company Stock Options outstanding of which 192,750 are incentive stock options under the 2007 Equity Incentive Plan, and there are 125,000 warrants to purchase shares of the Company’s Common Stock outstanding.  There are no Company Stock Options outstanding under the 2002 Stock Option Plan.

(c)

Schedule 3.2 sets forth a list of the holders of outstanding Company Stock Options and warrants, the date that each such Company Stock Option or warrant was granted, the number of shares of Company Common Stock subject to each such Company Stock Option or Company Warrant, the vesting schedule and expiration date of each such Company Stock Option or Company Warrant and the price at which each such Company Stock Option or Company Warrant may be exercised.  Except as set forth in Schedule 3.2, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any interests or shares of capital stock.  There is not, immediately upon consummation of the transactions contemplated hereby, any agreement or restriction relating to the voting of any shares of the capital stock of the Company.

3.3

Corporate Books.  The corporate minute books of the Company are complete and correct in all respects and contain all of the proceedings of the shareholders and directors of the Company.  A true and complete list of the incumbent directors and executive officers of the Company is set forth in Schedule 3.3 hereto.  The books and records of the Company have been maintained in accordance with good business and bookkeeping practices.

3.4

Title to Securities.  The Purchased Shares are owned beneficially and of record by the Sellers, are duly authorized, validly issued and fully paid and nonassessable, are free of all Liens, were not issued in violation of any preemptive or other rights of any Person to acquire securities of the Company and have been issued in compliance with all applicable securities laws.  Upon payment of the Purchase Price to the Sellers at the Closing, the Sellers will convey good and marketable title to the Purchased Shares free and clear of all Liens or contractual restrictions or limitations whatsoever.

3.5

Authorization, Etc.  Each of the Sellers and the Company has full power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement, the Transaction Documents, and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and the Sellers of the Company and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement and all other agreements contemplated hereby to be entered into by the Company and the Sellers each constitutes a legal, valid and binding obligation of the Company and the Sellers enforceable against the Company and the Sellers in accordance with its terms.  Each Seller has full power and authority to sell, transfer and deliver the Purchased Shares and the stock certificates evidencing such Purchased Shares to the Buyer as provided for herein, free and clear of all Liens.

3.6

No Violation.  Except as set forth on Schedule 3.6 hereto, the execution, delivery and performance by the Company and the Sellers of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and the Sellers, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company’s capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a material violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Government Body pursuant to, the charter or bylaws or any shareholders agreement of the Company, or any applicable Regulation, Order or any Contract to which the Company, the Sellers or their respective properties are subject.  Each of the Sellers and the Company has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  The Company has not issued or redeemed any shares of its capital stock or other securities in violation of any applicable securities laws.

3.7

Financial Statements.

(a)

Attached as Schedule 3.7(a) hereto are unaudited year-end balance sheets and statements of operations, and cash flow of the Company at December 31 for each of the years 2008, 2009 and 2010 and an unaudited balance sheet for the three-month period commencing January 1, 2011 and ending March 31, 2011 (the “Financial Statements”).  Such balance sheets and the notes thereto fairly present the financial position of the Company as at the respective dates thereof, and such statements of operations, and cash flow and the notes thereto (i) fairly present in all material respects the results of operations for the periods therein referred to, all in accordance with GAAP applied on a consistent basis (except as stated therein or in the notes thereto and with respect to the Financial Statements), and (ii) fairly present the financial condition of the Company at the respective date of, and for the period covered by, such statements; provided, however, that the Financial Statements do not include notes or year end adjustments.  March 31, 2011 is herein referred to as the “Financial Statement Date.”

(b)

The Company does not have any debts, Claims, commitments, Liabilities or obligations, including any Indebtedness (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in the Financial Statements in accordance with GAAP), other than:  (i) liabilities set forth in the Financial Statements, or (ii) liabilities and obligations which have arisen after the Financial Statement Date in the ordinary course of business (none of which is a Liability resulting from breach of Contract, breach of warranty, tort, infringement, Claim or lawsuit), or (iii) liabilities or obligations set forth in Schedule 3.7(b).

(c)

On the Closing Date the Company will have no Indebtedness except as disclosed in the Financial Statements or for the obligations agreed to by the Buyer and set forth on Schedule 3.7(c) hereto.

3.8

Litigation.  There is no private or governmental action, suit, Proceeding, Claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, threatened (including allegations of facts that would form the basis for future action), against the Company or any of its properties or officers, shareholders, directors or employees (in their capacities as such).  The Company does not have any plans to initiate any litigation, arbitration or other Proceeding against any third party.  The Company is not subject to any outstanding Order of any Government Body that would reasonably be expected to prohibit the consummation of the transactions contemplated under this Agreement.  The Company is not identified as a party subject to any restrictions or limitations under any judgment, Order, decree, writ, injunction or license of any Government Body.

3.9

Licenses and Registrations; Compliance with Laws, etc.  The Company has all Permits which are necessary to carry on its Business as presently conducted and has applied for any permit renewals and/or permit modifications necessary to continue to carry on its Business after the Closing.  Such Permits are in full force and effect; no violations are or have been recorded in respect of any Permit; and no Proceeding is pending or threatened to revoke or limit any Permit.  The Company is in compliance with the terms of such Permits.  With respect to the Business, the Company has at all times complied with all applicable Laws.  Except as set forth in Schedule 3.9, each such Permit will continue in full force and effect following the Closing.

3.10

Intellectual Property.

(a)

Schedule 3.10(a) lists all Intellectual Property Rights (i) assigned to or otherwise owned by, filed in the name of, or applied for by the Company in connection with its Business, or (ii) subject to a valid obligation of assignment to the Company as of the date of this Agreement. Schedule 3.10(a) also lists any actual or threatened Proceedings or actions before any court, tribunal (including, without limitation, the United States Patent and Trademark Office (“PTO”) or equivalent authority anywhere in the world) related to any of  such Intellectual Property Rights as of the date of this Agreement.

(b)

Schedule 3.10(b) contains a list and description of all agreements, commitments, Contracts, understandings, Liens, licenses, sublicenses, assignments and indemnities, which relate or pertain to any Intellectual Property Rights or Software, to which the Company is a party, showing in each case the parties thereto and the material terms thereof.

(c)

As of the date of this Agreement, to the Knowledge of the Company, each item of Intellectual Property Rights, other than pending applications, is valid, enforceable and subsisting. No item of Intellectual Property Rights has been abandoned, withdrawn, or permitted to lapse within the last five years.  All necessary registration, maintenance, and renewal fees in connection with Intellectual Property Rights have been paid and all necessary documents and certificates in connection with Intellectual Property Rights have been filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Intellectual Property Rights.  Except as set forth on Schedule 3.10(c), as of the date of this Agreement, there are no actions that must be taken by the Company within one hundred eighty (180) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO actions, documents, applications, or certificates for the purposes of obtaining, maintaining, perfecting, or preserving or renewing any Intellectual Property Rights.  In each case in which the Company has acquired any Intellectual Property Right from any third party used in or necessary for the conduct of the Business, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in the Intellectual Property Rights (including the right to seek past and future damages) to the Company.

(d)

As of the date of this Agreement, the Company has no Knowledge of information, materials, facts, or circumstances that would render any of the Intellectual Property Rights invalid or unenforceable.  To its Knowledge, the Company has not misrepresented or failed to disclose, any facts or circumstances in any application for any Intellectual Property Right that would constitute fraud with respect to the application or that would otherwise, as a matter of law, cause any Intellectual Property Right to be rendered unenforceable.

(e)

Each item of Intellectual Property is free and clear of any license grants or other liens.  No agreement, commitment, contract, understanding, license, sublicense, assignment or indemnity which relates to any other Intellectual Property Rights of any third party shall restrict the Company's right, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with or fulfill the terms, conditions or provisions hereof or thereof.  The Company has the sole and exclusive right to bring actions for enforcement or unauthorized use of the Intellectual Property owned by the Company (including the right to seek past and future damages).  No item of Intellectual Property is subject to any offer or commitment to offer, arising from participation in any technical standards consortium or other standards body, to license such Intellectual Property.

(f)

The Intellectual Property is fully transferable, alienable, and licensable without restriction and without payment of any kind to any third party.  The Company is not a party to any Contract, license or agreement relating to Intellectual Property Rights.

(g)

All Intellectual Property was created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned in writing all of their rights in such Intellectual Property, including all Intellectual Property Rights, to the Company, and no person other than the Company owns or has any such rights to any of the Intellectual Property. No Majority Seller owns any Intellectual Property Rights embedded in, used with, or related to the Company's Intellectual Property.

(h)

To its Knowledge, the Company has taken steps that are reasonably required to protect the Intellectual Property Rights in the confidential information or proprietary information owned by the Company or provided by any third party to the Company under an obligation of confidentiality.  Without limiting the foregoing, the Company has and enforces a policy requiring each employee to execute, prior to commencing employment, a proprietary information, confidentiality, and assignment agreement, (the “Proprietary Information Agreement”), and, to the Company’s Knowledge, all current and former employees of the Company executed the Proprietary Information Agreement prior to commencing employment.  The Proprietary Information Agreement is sufficient to vest in the Company title to all Intellectual Property Rights created by an employee within the scope of employment with the Company.  To the Company’s Knowledge, no other party to any such agreement is in material breach of the Proprietary Information Agreement.

(i)

Neither the Company nor any third party acting on its behalf has disclosed or delivered to any third party (other than employees and independent contractors operating for the Company's benefit) any Trade Secrets without a legal obligation to maintain the confidentiality of such Trade Secrets.

(j)

To the Company’s Knowledge, the Company's rights in the Intellectual Property are valid and enforceable and there is no current event or circumstance which would materially impair the validity or enforceability thereof.  No claim or action is pending or threatened and, to the Knowledge of the Company, there is no basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property.  No item of Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use, transfer, licensing, or sublicensing or may affect the validity, use or enforceability of the Intellectual Property.  The Company has not received any claim, charge, complaint, demand or notice alleging any infringement, misappropriation or violation of any third party Intellectual Property Rights, and the Company has no Knowledge of any basis for any such claim.  To the Knowledge of the Company, no Person is infringing or misappropriating, or has infringed or misappropriated, any Intellectual Property.  The Company has not brought any action, suit or Proceeding for infringement of any Intellectual Property or breach of any license or agreement involving Intellectual Property Rights against any third party.

(k)

There are no Contracts, licenses or agreements between the Company and any other person with respect to the Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

(l)

The Company has not transferred ownership of, or granted exclusive rights to use, any Intellectual Property Right that is or was Intellectual Property, to any other Person.

(m)

To the Company’s Knowledge, the Software used by the Company does not include any Open Source Code.

(n)

No government funding, facilities, or resources of a university, college, other educational institution or research center or funding from third parties were used in the development of Intellectual Property, and no Government Body, university, college, other educational institution, or research center has any claim or right in or to Intellectual Property owned or exclusively licensed by the Company.  No current or former employee or contractor of the Company who contributed to the creation or development of any Intellectual Property has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which the employee or contractor was also performing services for the Company. The Intellectual Property has not been licensed or otherwise provided to a Government Body, nor does the Company have any current obligation to license or assign any Intellectual Property to any Government Body.

(o)

The Intellectual Property, including the Software, inventions, technology and methods, whether or not covered by Patents, works as intended, and the Company has no Knowledge of any operational or continued failures, disruptions, breakdowns, bugs, viruses, outages, or inability of the Software to function as specified.

3.11

Absence of Certain Changes.

(a)

Except as set forth in Schedule 3.11(a) attached hereto, since the Financial Statement Date, there has not been:

(i)

any event, circumstance or change that had or might reasonably be expected to have a Material Adverse Effect on the business, operations, prospects, properties, financial condition or working capital of the Company;

(ii)

any damage, destruction or loss (whether or not covered by insurance) that had or might reasonably be expected to have a Material Adverse Effect on the business, operations, prospects, properties or financial condition of the Company; or

(iii)

any change in the Company’s sales patterns, pricing policies, accounts receivable or accounts payable.

(b)

Except as set forth in Schedule 3.11(b) attached hereto, since the Financial Statement Date, the Company has not done any of the following:

(i)

merged into or with or consolidated with, any other company or acquired the business or assets of any Person;

(ii)

purchased any securities of any Person;

(iii)

created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;

(iv)

made any change in any existing election, or made any new election, with respect to any Tax law in any jurisdiction which election could have an effect on the Tax treatment of the Company or the Company’s business operations;

(v)

entered into, amended or terminated any Contract;

(vi)

sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any of its properties except in the ordinary course of business;

(vii)

settled any Claim, or filed any motions, orders, briefs or settlement agreements in any Proceeding before any Government Body;

(viii)

incurred or approved, or entered into any Contract to make, any expenditures in excess of $5,000;

(ix)

maintained its books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under GAAP;

(x)

adopted any Company Benefit Plans or granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment);

(xi)

suffered any extraordinary losses (whether covered by insurance or not), or waived any rights of material value;

(xii)

made any payment to any of the Sellers or forgiven any indebtedness due or owing from any of the Sellers to the Company;

(xiii)

(A) except in the ordinary course of business, liquidated inventory or accepted product returns, (B) accelerated receivables, (C) delayed payables, or (D) changed in any material respect the Company’s practices in connection with the payment of payables and/or the collection of receivables;

(xiv)

engaged in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

(xv)

declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

(xvi)

amended its charter, bylaws or shareholders agreement;

(xvii)

issued any capital stock or membership interest or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

(xviii)

committed to do any of the foregoing.

3.12

Contracts.

(a)

Except as set forth in Schedule 3.12 hereto, the Company is not a party to any written or oral:

(i)

pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union;

(ii)

Contract relating to loans to officers, directors, or Affiliates;

(iii)

Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company;

(iv)

guarantee of any obligation;

(v)

Contract under which the Company has advanced or loaned any Person amounts in the aggregate exceeding $5,000;

(vi)

Contract under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $5,000;

(vii)

Contract pursuant to which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

(viii)

Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $5,000;

(ix)

assignment, license, indemnification or Contract with respect to any intangible property (including, without limitation, any Intellectual Property Rights);

(x)

Contract or non-competition provision in any Contract prohibiting it from freely engaging in any business or competing anywhere in the world;

(xi)

Contract for the purchase, acquisition or supply of inventory and other property and assets (other than ordinary purchase orders), whether for resale or otherwise;

(xii)

Contracts with independent agents, brokers, dealers or distributors;

(xiii)

employment, consulting, sales, commissions, advertising or marketing Contracts;

(xiv)

Contracts that cannot by their terms be terminated by the Company with 30 days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement; or

(xv)

any other Contract which is material to the Company’s operations and business prospects or involves consideration in excess of $5,000 annually, excluding any purchase orders in the ordinary course of business.

(b)

The Company has performed all obligations required to be performed by it and is not in default in any material respect under or in breach of nor in receipt of any Claim of default or breach under any Contract to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of default or event of non-compliance by the Company under any Contract to which the Company is subject; the Company has no present expectation or intention of not fully performing all such obligations; the Company has no Knowledge of any breach or anticipated breach by the other parties to any such Contract to which they are a party.

(c)

The Company has delivered to Buyer true and complete copies of all the Contracts and documents listed in Schedule 3.12 to this Agreement.

3.13

Title and Related Matters.

(a)

Except as set forth in Schedule 3.13(a) hereto, the Company has good and marketable title to all real and personal property and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, free and clear of all Liens.  All properties used in the Company’s business operations as of the Financial Statement Date are reflected in the Financial Statements and are reflected therein in accordance with and to the extent required by GAAP.  Each such tangible asset or property is (i) in good condition and repair, except for ordinary wear and tear, and (ii) suitable and adequate for the purposes for which it currently is used and is proposed to be used.

(b)

The Company owns, and will own on the Closing Date, good and marketable title to all the personal property and assets, tangible or intangible, used in its Business except as to those assets leased as set forth in Schedule 3.13(b) hereto, all of which leases are in good standing and no party is in default thereunder.  None of the assets belonging to the Company is or will be on the Closing Date subject to any (i) Contracts of sale or lease, except Contracts entered into in the ordinary course of business or (ii) Liens, except as set forth in Schedule 3.13(b).

(c)

There has not been, since the Financial Statement Date and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by the Company of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Buyer.  After the Closing, the Company will own, or have the unrestricted right to use, all properties and assets that are currently used in connection with the Company’s Business.

3.14

Tax Matters.

(a)

The Company has filed all Federal, state, foreign and local tax reports, returns, information returns and other documents (collectively, “Tax Returns”) required to be filed and has duly paid all relevant taxes, including, without limitation, income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, “Taxes”) due or claimed to be due by Federal, state, or local authorities (collectively, “Taxing Authorities”).  All such Tax Returns have been prepared in substantial compliance with applicable Laws and Regulations.  All Taxes for all periods prior to the Closing Date have been paid or fully reserved against in accordance with GAAP, except as provided in Schedule 3.14 hereto.  All Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws.  There are no Liens for Taxes upon any property or assets of the Company, except for Liens for Taxes not yet due and payable.  The Company has not executed any waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return.  The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of the Company are in compliance with the Code.

(b)

No issues have been raised that are currently pending by any Taxing Authority in connection with any Tax Returns filed by the Company.  No material issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.  There are no unresolved issues or unpaid deficiencies relating to such examinations.  The items relating to the business, properties or operations of the Company on the Tax Returns filed by the Company for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied (or will be promptly supplied upon request) to the Buyer, state accurately the information requested with respect to the Company and such information was derived from the Company’s books and records.  The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662.

(c)

The Company is not subject to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for federal income tax purposes.  The Company is not party to any tax sharing agreement.  The Company (i) has not been a member of any affiliated group of corporations filing a consolidated federal income Tax Return, and (ii) has no Liability for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(d)

The Company is not a “consenting corporation,” within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

(e)

The Company is not and will not be required to recognize after the Closing Date any taxable income or exclude any deduction (i) in respect of accounting method adjustments required to be made under any applicable tax law, including, without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987; (ii) as a result of any closing agreement described in Code §712 (or any corresponding state, local or foreign similar provision); (iii) installment sale or other method of accounting; or (iv) prepaid amount received before the Closing Date.

(f)

None of the assets of the Company constitute tax-exempt bond financed property or tax exempt use property within the meaning of Section 168 of the Code, and none of the assets of the Company are subject to a lease, safe harbor lease, or other arrangement as a result of which the Company is not treated as the owner for federal income tax purposes.

(g)

The Company has not made or become obligated to make, and will not as a result of any event connected with this Agreement become obligated to make, any “excess parachute payment” as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(h)

The Company has not distributed stock of another Person nor has had it received stock distributed by another Person in a transaction that was purported or intended to be governed in whole or part by Code  §355 or  §361.

3.15

Compliance with Law and Applicable Government Regulations.  To the Company’s Knowledge, it is presently in compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, import and exports, biological materials, pathogens, organisms and toxins, human health and safety, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety.  There are no Claims pending, or threatened, nor has the Company received any written notice, regarding any violations of any Regulations and Orders enforced by any Government Body claiming jurisdiction over the Company including any requirement of OSHA or any pollution and environmental control agency (including air and water).

3.16

ERISA and Related Matters.

(a)

Set forth on Schedule 3.16(a) is a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, equity compensation, vacation, retention, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is sponsored, maintained or contributed to by the Company or its Affiliates, or with respect to which the Company has or reasonably could incur any liability, for the benefit of current or former employees or directors or their beneficiaries (the “Company Benefit Plans”).

(b)

The Company has heretofore made available to Buyer (i) true and complete copies of each of the Company Benefit Plans (or written explanations of any unwritten Company Benefit Plans) as in effect on the date hereof and amendments thereto, including summary plan descriptions; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (iii) the most recent determination or opinion letter from the IRS (if applicable) for such Company Benefit Plan.

(c)

With respect to each Company Benefit Plan, the Company has complied, and is now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to such Company Benefit Plans and each Company Benefit Plan has been administered in accordance with its terms. The IRS has issued a favorable determination or opinion letter with respect to each Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code that has not been revoked, and no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Company Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(d)

To the Company’s Knowledge, all contributions required to be made by the Company to any Company Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Financial Statements. Each Company Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company Contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) unfunded.

(e)

There is no pending or threatened Proceedings relating to the Company Benefit Plans, and the Company is not aware of any facts that could reasonably lead to such a Proceeding. The Company has not engaged in a transaction with respect to any Company Benefit Plan that would subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(f)

Neither the Company nor any Company ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.  Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA or, as applicable, under the provisions of applicable federal or provincial pension standards legislation. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Benefit Plan or by any Company ERISA Affiliate. Neither the Company nor any Company ERISA Affiliate has provided, or is required to provide, security to any Company Benefit Plan or any single-employer plan of a Company ERISA Affiliate.

(g)

Neither the  Company nor any Company ERISA Affiliate has any obligation for retiree health, life or other welfare benefits, except for benefits and coverage required by applicable law, including, without limitation, Section 4980B of the Code and Part 6 of Title I of ERISA.  There are no restrictions on the rights of the Company to amend or terminate any such plan (other than reasonable and customary advance notice and consent requirements and administrative expenses) without incurring any liability thereunder.

(h)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or in conjunction with any other event) will (i) except as to the Persons listed in Schedule 3.16(h), result in any payment (including severance, unemployment compensation, “excess parachute” (within the meaning of Section 4999 of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company under any Company Benefit Plan, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefit, or (iv) affect in any way the ability to amend, terminate, merge or administer any Company Benefit Plan.

(i)

The Company does not currently maintain a Company Benefit Plan or other arrangement that is subject to Section 409A of the Code, and each Company Benefit Plan that was a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code since January 1, 2005.

(j)

The Company has not granted any awards intended to constitute performance-based compensation not subject to the deduction limit under Section 162(m) of the Code. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

(k)

There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, a Company Benefit Plan which would increase the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2010.

3.17

Employee Matters.

(a)

Schedule 3.17(a) lists as of the date hereof (i) all the employees and (ii) the Persons who are receiving remuneration for work or services provided to the Company who are not employees as of the date of this Agreement, and for each, the position, status, length of service, location of employment, and compensation of each employee and the terms on which each other Person who is providing work or services to the Company is engaged.  As of the date of this Agreement, no employee of the Company is on long-term disability leave or extended absence.  The employment of all of the employees is terminable on such notice as is required by Law, including common law notice, or pursuant to the terms of a written agreement of employment.

(b)

Schedule 3.17(b) contains a complete and accurate list of all Contracts relating to employment, compensation, severance, change of control arrangements or other similar matters with employees.  Except as set forth in Schedule 3.17(b),  the Company has not entered into any employment Contract or become obligated under any other document, policy or practice which gives to any employee a right to employment for a fixed term or compensation in a fixed amount, including severance payments, except as may exist under applicable Laws.   The Company is not in material breach of, or has taken any action which would constitute a material breach of, any Contract respecting employment of any of the employees.  All obligations of the Company, whether arising by operation of law, by Contract, by past custom or practice or otherwise, with respect to salaries, vacation pay, holiday pay, bonuses and other forms of compensation which were and are due and payable to its employees as of the date hereof and as of the Closing Date (including all required and due Taxes, insurance and withholding thereon), as the case may be, have been paid as of the date hereof and will have been paid as of the Closing Date, respectively.

(c)

There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or threatened against the Company.

(d)

No employee of the Company is represented by a labor union or labor organization.  Neither the Company nor the Business is a party to or bound by any collective bargaining agreement, labor contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment or written communication with any labor organization, labor union, trade union or employee organization and there are no pending, or  threatened representation campaigns, elections or Proceedings concerning union representation involving any employee of the Company.

(e)

No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of the Company.

(f)

There is no unfair labor practice charge or complaint against the Company pending or threatened before the National Labor Relations Board.  The Company is in compliance with all applicable local, state, federal and foreign Laws relating to labor and employment, including but not limited to Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, family and medical leave, and employee terminations.  Except as set forth in Schedule 3.17(f), there are no complaints, lawsuits, arbitrations, administrative Proceedings, or other Proceedings pending or threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Government Body, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(g)

There are no pending, or threatened charges against the Company under occupational health and safety laws relating to the Business.  There have been no fatal or critical accidents which have occurred in the course of the operation of the Business.  The Company has complied in all respects with any orders issued under occupational health and safety laws.

(h)

Since the enactment of the WARN Act, the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, and there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company.  Within the last six months, the Company has not incurred any liability or obligation which remains unsatisfied under the WARN Act or any other applicable Laws regarding the termination or layoff of employees.

(i)

Except as set forth on Schedule 3.17(i), none of the employees or independent contractors engaged by the Company in the year immediately prior to the date hereof has indicated to the Company that he, she or it intends to resign, retire or terminate his, her or its engagement with the Company as a result of the transactions contemplated by this Agreement or otherwise.  None of the employees of the Company is in violation of any non-competition, non-solicitation, non-disclosure or any similar agreement with any third party.

3.18

Environmental Matters. Except as set forth in Schedule 3.18:

(a)

To the Knowledge of the Company, the Business and operations of the Company are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(b)

the Company is in possession of all Environmental Permits required for the conduct or operation of its Business (or any part thereof), and is in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c)

there are no, and the Company has not used or stored any, Hazardous Substances in, on, or at any of the properties or facilities of the Company, and no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Company, except: (i) de minimis quantities of Hazardous Substances contained in consumer products used for office cleaning and office maintenance, which have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, (ii) construction materials normally and regularly used in the commercial construction industry in the ordinary course of construction of commercial or industrial buildings or warehouses, and (iii) de minimis quantities of Hazardous Substances, including biological materials, pathogens, organisms, toxins and poisons, used for research and development or product testing;

(d)

the Company has not received any notice from any Government Body or any other Person that any aspect of the Business, operations or facilities of the Company is in violation of any Environmental Law or Environmental Permit, or that it is responsible (or potentially responsible) for the investigation, cleanup or remediation of any Hazardous Substances at any location;

(e)

the Company has not Released any Hazardous Substances into the Environment;

(f)

the Company is not the subject of any pending or threatened, litigation or Proceedings in any forum, judicial or administrative, involving a demand for damages, a request for information, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law or any Releases of Hazardous Substances;

(g)

the Company has timely filed all reports and notifications required to be filed with respect to all of its  properties, operations and facilities and have generated, maintained and kept on file all required records and data under all applicable Environmental Laws;

(h)

to the Company’s Knowledge, no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, any predecessor to the Company or any Person that is or was an Affiliate of the Company, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of the Company pursuant to any Environmental Law;

(i)

the Company does not own or operate and has never owned or operated any: (i) above ground storage tanks or underground storage tanks, including mobile tanks, that contain Hazardous Substances, (ii)  surface impoundments; (iii) mixing or process tanks or containers that are used to treat or mix Hazardous Substances; or (iv) any drum storage areas;

(j)

the Company has not generated, transported or disposed of any Hazardous Waste as that term is defined in the Resource Conservation and Recovery Act, 42. U.S.C. §6901 et. seq. (“RCRA”) and its implementing regulations; and

(k)

the Company has provided to Buyer all environmental reports, testing results, correspondence with federal, state and local environmental agencies, and environmental audit reports in its possession or control.

3.19

Capital Expenditures and Investments.  The Company has outstanding Contracts relating to commitments for capital expenditures and investments as set forth in Schedule 3.19 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by the Company since the Financial Statement Date.

3.20

Dealings with Affiliates.  Schedule 3.20(b) hereto sets forth a complete and accurate list, including the parties, of all oral or written Contracts to which the Company is, will be or has been a party, at any time from January 1, 2008 to the Closing Date, and to which any one or more Affiliates or Sellers is also a party.  Schedule 3.20(b) hereto sets forth a complete and accurate list of all outstanding personal loans made by the Sellers to the Company and the terms of such loans including the original aggregate principal amount of the loan, the current amount outstanding under the loan, the maturity date, the interest rate and the payment terms of the loan (the “Seller Loans”).  The Seller Loans are bona fide Indebtedness of the Company and are reflected on the Financial Statements.  Since the Financial Statement Date, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Seller, Affiliate or employee of the Company except for the payment of employee salaries and director compensation in the ordinary course of business.

3.21

Insurance.  The Company currently has, and through the Closing Date will have, insurance contracts or policies (collectively, the “Policies”) in full force and effect which provide for coverages that in its judgment are reasonably adequate as to amount and scope for the Business of the Company.  Schedule 3.21 hereto sets forth summary descriptions of all insurance contracts or policies that relate to liability or excess liability insurance (collectively, the “Liability Policies”), including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions.  Except as set forth in Schedule 3.21, all of the Liability Policies remain in full force and effect through no less than 90 days after the Closing Date.  The Company has not breached or otherwise failed to perform its obligations under any of the Policies or the Liability Policies nor has the Company received any adverse notice or communication from any of the insurers party to the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies.  All Policies are sufficient for compliance with all Regulations and all agreements to which the Company is subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  The Company has never been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which the Company has applied for any Policy or with which it has carried a Policy.

3.22

Accounts Receivable; Inventories.  The accounts receivable of the Company reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Company on the date hereof are good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices).  All such accounts receivable (except to the extent so reserved against) (a) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims and (b) have not been assigned or pledged to any Person.  The inventories reflected on the Financial Statements and held by the Company on the date hereof is of good and merchantable material and do not include any items which are not usable or saleable in the ordinary course of business of the Company.  Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or saleability thereof), in accordance with GAAP.  Not more than five percent (5%) of the total value of such inventories is represented by obsolete or discounted items.  All such inventories are owned free and clear and are not subject to any Lien or encumbrance except to the extent reserved against or reflected in the Financial Statements.

3.23

Brokerage.  Except as set forth in Schedule 3.23, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company.  The Company is not liable for the payment of any obligations arising under any agreements with any third parties described in Schedule 3.23 hereto.

3.24

Customers and Suppliers.  Schedule 3.24 sets forth (a) the five largest suppliers (in terms of dollars spent by the Company) of the Company during each of calendar years 2009 and 2010, together with the dollar amount of goods purchased by the Company from each such supplier during each such period, and (b) the ten largest customers (in terms of dollars received by the Company) of the Company during each of calendar years 2009 and 2010, together with the dollar amount of goods and/or services sold by the Company to each such customer during each such period.  Except as otherwise set forth in Schedule 3.24, the Company maintains good relations with all suppliers and customers listed or required to be listed in Schedule 3.24, and no such party has canceled, terminated or made any threat to the Company to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company or its direct or indirect purchase or usage of the products or services of the Company.

3.25

Real Property.

(a)

The Company does not have any Owned Real Property.

(b)

Schedule 3.25 sets forth the address and legal description of each parcel of Leased Real Property (including buildings and improvements thereon), and a true and complete list of all Leases for each such parcel of Leased Real Property.  The Sellers have delivered to the Buyer a true and complete copy of each Lease document.  Each Lease is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto and will continue to be a legal, valid and binding obligation of the respective parties thereto following the Closing.  With respect to each Lease, (i) neither the Company nor any other party to any Lease is in breach or in default thereunder, and no event has occurred which, with notice or lapse of time (or both), would constitute such a breach or default thereunder, (ii) no other party to the Lease has repudiated, or threatened to repudiate, any provision thereof; and (iii) no consent of the landlords under any such lease or sublease is required as a result of the consummation of the transactions contemplated hereby.

3.26

Banks.  Schedule 3.26 sets forth (a) the name of each bank, trust corporation or other financial institution and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, (b) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (c) the purpose of each such account, safe deposit box or vault, and (d) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Company in matters concerning any of its business or affairs.  Except as otherwise set forth in Schedule 3.26, no such proxies, powers of attorney or other like instruments are irrevocable.

3.27

Absence of Certain Business Practices.  Neither the Company, any Seller nor any other Affiliate or agent of the Company, or any other person acting on behalf of or associated with the Company, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other person; or (b) directly or indirectly, given or agreed to give any money or gift to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the Business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or Proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company, or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company.

3.28

Government Contracts and Government Bids.

(a)

The Company is not a party to any Government Contract the period of performance of which has not yet expired or been terminated (a “Current Government Contracts”).   Schedule 3.28(a) sets forth a current, complete and accurate list of each Government Contract the period of performance of which has expired or been terminated, and which is still either subject to audit in accordance with its terms or for which final payment has not yet been received.  (collectively, the “Non-Closed Out Government Contracts”).  Each Non-Closed Out Government Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against all parties thereto.  Each Non-Closed Out Government Contract was awarded in compliance with applicable Law.  The Company has not received written notice that any Non-Closed Out Government Contract is the subject of bid or award protest proceedings and no such Non-Closed Out Government Contract is reasonably likely to become the subject of bid or award protest proceedings.  The Company has made available or delivered to Buyer complete and correct copies of each such Non-Closed Out Government Contract with a total ceiling cost or price in excess of $5,000, including any purchase orders, task orders or delivery orders with a total expected value in excess of $5,000 issued under such Current Government Contracts.  For purposes of this Section 3.28, “Company” means (a) the Company, (b) any subsidiary or Affiliate of the Company, and (c) any Joint Venture to which the Company is a member or party (including any partnership, corporation, limited liability company or other entity which qualifies as a Joint Venture).  For purposes of this Section 3.28, “Joint Venture” means a joint venture as defined in either 13 C.F.R. § 121.103(h) or DCAA Contract Audit Manual ¶ 7-1802.

(b)

Schedule 3.28(b) sets forth a current, complete and accurate list of each Government Bid.  The Company has made available or delivered to Buyer complete and correct copies of all such Government Bids.

(c)

Schedule 3.28(c) sets forth a current, accurate and complete list of each Government Vendor Subcontract for which payments by the Company thereunder are reasonably expected to exceed $5,000 during the 365-day period immediately after the Closing Date.  The Company has made available or delivered to Buyer complete and correct copies of all such Government Vendor Subcontracts.

(d)

Schedule 3.28(d) sets forth a current, accurate and complete list of each Government Contract and Government Bid (i) in connection with which the Company represented to the applicable Government Body that the Company qualified as a Small Business Concern, a Small Disadvantaged Business, an 8(a) concern, a Service-Disabled Veteran-Owned Small Business Concern, a Veteran-Owned Small Business Concern, a Historically Underutilized Business Zone (“HUBZone”) Small Business Concern, a Woman-Owned Small Business Concern, a “protégé” under a mentor-protégé agreement or program, or other preferential status (collectively, a “Preferred Bidder Status”); (ii) in the case of a Government Contract, that the Company would not have been eligible to receive but for its Preferred Bidder Status; or (iii) in connection with which the applicable Government Body is claiming credit toward its annual goals pursuant to the Small Business Act and regulations and policies of the U.S. Small Business Administration.

(e)

Except as set forth on Schedule 3.28(e), no Government Contract was, at the time of award or currently, dependent upon the Company having any Preferred Bidder Status, and no Government Bid required the Company to certify or represent that it had Preferred Bidder Status either to be eligible for award or to receive credit under the evaluation criteria of the Solicitation to which the Government Bid relates.  The Company has never submitted a Government Bid or been awarded a Government Contract which the Company was ineligible to be awarded due to its business classification at the time such Government Bid was submitted in connection with a procurement reserved or set-aside for companies having a Preferred Bidder Status.

(f)

None of the Company’s expected or forecasted sales volume or orders will be lost (including but not limited to non-exercise of options) and none of its customer relations will be adversely affected as a result of (A) consummation of the transactions contemplated herein, (B) the Buyer's ownership or involvement in the operations of the Company, or (C) the Company's loss of any Preferred Bidder Status.  Except as set forth on Schedule 3.28(f), no Non-Closed Out Government Contract is required by its terms or applicable Law to be terminated by a Government Body as a result of the consummation of the transactions contemplated by this Agreement.

(g)

With respect to each Government Contract and Government Bid:

(i)

The Company has complied with all terms and conditions of each Government Contract, including but not limited to all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein and including but not limited to any requirements relating to the charging of prices or costs, minimum qualifications of personnel, warranties.  No event has occurred which, with the passage of time or the giving of notice or both, would result in a condition of default or breach of a Government Contract.

(ii)

To the Knowledge of the Company, the Company has complied with all Laws pertaining to each Government Contract or Government Contract Bid, including but not limited to the following Laws to the extent applicable: the Truth in Negotiations Act of 1962, the Service Contract Act of 1965, the Office of Federal Procurement Policy Act, the Federal Property and Administrative Services Act, the Federal Acquisition Regulation (“FAR”) and any agency supplement thereto, the Cost Accounting Standards, the International Trafficking in Arms Regulation or other export control Laws, and any other Law.  To the Knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, would result in a violation of any Law.

(iii)

To the Knowledge of the Company, all representations and certifications made, acknowledged or set forth in or pertaining to each Government Contract or Government Bid were current, accurate and complete as of their effective date, and all such representations and certifications have continued to be current, accurate and complete to the extent required by the terms of a Government Contract or Law.  To the Knowledge of the Company, the Company has never submitted a Government Bid or been awarded a Government Contract based upon misrepresentations or inaccuracies in representations and certifications executed in connection therewith or contained in the Company’s Online Representations and Certifications Application database.

(iv)

All invoices and claims for payment, reimbursement or adjustment, including but not limited to requests for progress payments and provisional payments, submitted by or on behalf of the Company in connection with a Government Contract were current, accurate and complete as of their applicable submission dates.

(v)

All certified cost or pricing data submitted by or on behalf of the Company in Connection with a Government Contract or Government Bid were current, accurate and complete as of the certification date.

(vi)

The Company has maintained systems of internal controls, including, but not limited to, quality control systems, cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems, that are in material compliance with all requirements of the Non-Closed Out Government Contracts and of applicable Laws.

(vii)

Within the past six (6) years, no Government Contract has been terminated for convenience or default and no such termination is reasonably likely to occur.

(viii)

The Company has not received any written cure notice or show cause notice regarding performance of a Government Contract or any written or oral notice of, claim for, or assertion of, a condition of default, breach of contract, or material violation of Law, in connection with a Government Contract or Government Bid.

(ix)

There has not been any withholding or setoff of any payments by a Government Body or prime contractor or higher-tier subcontractor nor has there been any attempt to withhold or setoff, any payments due under any Government Contract on any basis, including, but not limited to, the basis that a cost incurred or invoice rendered by the Company was questioned or disallowed by a Government Body, prime contractor or higher-tier subcontractor or any of their audit representatives.

(x)

The Company has not performed any activities under any Government Contract, and no other facts exist, that would create or result in the Company or the Buyer having an Organizational Conflict of Interest (“OCI”) as defined in FAR subpart 9.5 and/or any other Laws.  To the Knowledge of the Company, the consummation of the transactions contemplated herein will not result in such an OCI.

(xi)

To the Knowledge of the Company, none of the Company’s subcontractors, teaming partners, consultants, agents or representatives has violated any Law in connection with any Government Contract or any Government Bid for which the Company may have liability or suffer any other adverse consequences.

(xii)

Except as set forth on Schedule 3.28(g)(xii), no Non-Closed Out Government Contract has, to date, or is currently projected to have, fully burdened costs incurred in excess of the Non-Closed Out Government Contract fixed price, or, in the case of flexibly-priced or cost-reimbursement Contracts, fully burdened costs incurred in excess of the ceiling price or funded amount of the Government Contract.

(xiii)

The Company is not subject to any forward pricing rate agreements as described in FAR Subpart 15.407-3 or FAR subpart 42.17.

(xiv)

The Company has not received any adverse or negative past performance evaluations or ratings within the past three (3) years.

(h)

Investigations, Audits and Internal Controls.  Except as otherwise set forth on Schedule 3.28(h), at all times during the years that Company has been in existence (in the case of Government Contracts or Government Bids) and with respect to any Government Contract or Government Bid:

(i)

There is no pending claim or reasonable basis to give rise to any claim against the Company for fraud or under the United States civil or criminal False Claims Acts, the United States Procurement Integrity Act, or other Law.

(ii)

There have been no document requests, subpoenas, search warrants or civil investigative demands addressed to or requesting information involving the Company, or any of its officers, employees, Affiliates, agents or representatives in connection with or related to any Government Contract or Government Bid.

(iii)

Neither the Company nor any predecessors, officers, directors, employees, Affiliates, agents or representatives of the Company has been under administrative, civil or criminal investigation, indictment or criminal information, or audit by a Government Body (other than routine audits by the Defense Contract Audit Agency (“DCAA”) in the ordinary course of business) with respect to any Government Contract, Government Bid or Law, including but not limited to any audit relating to a suspected, alleged or possible violation of United States civil or criminal False Claims Acts or the United States Procurement Integrity Act, provision of defective or non-compliant products or services, mischarging of prices or costs, misstatements of fact, or other acts, omissions or irregularities relating to any Government Contract or Government Bid.

(iv)

Neither the Company nor any other Person, has conducted any internal audit, review or inquiry (whether or not any outside legal counsel, auditor, accountant or investigator was engaged) with respect to any suspected, alleged or possible violation of any Government Contract, Government Bid or Law.

(v)

The Company has not made, and is not and has never been required to make, any disclosure to a Government Body under FAR 9.406-2(b)(1)(6), 9.407-2(a)(8), FAR Subpart 3.1003 or FAR clause 52.203-13.

(vi)

Neither the Company nor any predecessor of the Company has made a voluntary disclosure to any Government Body with respect to any alleged suspected, alleged or possible breach, violation, irregularity, mischarging, misstatement or other act or omission arising under or relating to any Government Contract or Government Bid.

(vii)

The practices and procedures used by the Company in estimating costs and pricing proposals and accumulating, recording, segregating, reporting and invoicing costs in connection with a Government Contract or Government Bid are in compliance with Laws, including but not limited to FAR Part 31 and all applicable Cost Accounting Standards and related regulations, to the extent such requirements are applicable, and no audit by a Government Body (including but not limited to DCAA) has questioned such costs or identified any other failure to comply with contractual requirements or Law.

(viii)

Schedule 3.28(h)(viii) lists each draft or final written audit report received by the Company during the past three (3) years issued by any Government Body (including but not limited to DCAA) with respect to any Government Contract, Government Bid or any direct or indirect cost or other accounting practice of the Company.  The Company has delivered to Buyer correct and complete copies of each such report.

(i)

Debarment, Suspension and Exclusion.

(i)

Neither the Company nor any Affiliates, officers, directors, employees, agents, or any “Principal” (as defined in FAR 52.209-5) of the Company have been the subject of a debarment, suspension or exclusion from participation in programs funded by any Government Body or in the award of any Government Contract, nor are any of them listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs (“Listing”), nor has any such debarment, suspension or exclusion proceeding or proposed Listing been initiated in the past six (6) years.

(ii)

The Company has not determined by a Government Body to be non-responsible or ineligible for award of a Government Contract within the past six (6) years.

(j)

Claims, Disputes, Requests for Equitable Adjustment and Financing.  With respect to Government Contracts and Government Bids:

(i)

The Company does not have any outstanding requests for equitable adjustment or claims asserted by or against a Government Body or any prime contractor, subcontractor, vendor or other third party arising under or relating to a Government Contract or Government Bid.

(ii)

There are no outstanding disputes between the Company, on the one hand, and any Government Body or any prime contractor for which the Company serves as a subcontractor, on the other hand, under the Contract Disputes Act or any other Law governing disputes arising under such Government Contracts.

(iii)

There are no outstanding disputes between the Company, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Government Bid.

(iv)

There are no financing arrangements or assignments of proceeds with respect to any Government Contract other than as provided in the Company’s commercial bank or financing documents set forth on Schedule 3.28(j)(iv).

(k)

Backlog and Government Property.

(i)

Schedule 3.28(k)(i) sets forth for each Government Contract having backlog as of the Closing Date, the dollar amounts of Funded Backlog and Unfunded Backlog of the Company thereunder as of such date (calculated by the Company consistent with past practice) and the name of the customer.  All of the Contracts constituting the backlog of the Company (A) were entered into in the ordinary course of business and (B) management of the Company believes in good faith that such Contracts are capable of performance in accordance with the terms and conditions of each such Contract by the Company without a total Contract loss (without consideration of general and administrative expenses).  For purposes hereof, “Funded Backlog” means the total amount of funding allotted to a Government Contract minus the total amount of direct costs, indirect costs and profit or fee allocable to such Government Contract.  The term “Unfunded Backlog” means to total price or estimated cost of a Government Contract minus the total amount of direct costs, indirect costs and profit or fee allocable to such Government Contract.

(ii)

Schedule 3.28(k)(ii) identifies all personal property, equipment and fixtures loaned, bailed or otherwise furnished to the Company by or on behalf of a Government Body (the “Government Furnished Items”), the current locations thereof and the Government Contract pursuant to which such Government Furnished Items were issued.  The Company has complied in all material respects with all of its obligations relating to the Government Furnished Items and, upon the return thereof to any Government Body in the condition thereof on the date hereof, would have no liability with respect thereto.

(l)

Security Clearances.  The employees of the Company possess all United States Government security clearances required to perform the applicable Government Contracts of the Company (“Security Clearances”) and the Company possesses all facility security clearances required to perform the applicable Government Contracts (“Facility Security Clearances”) and (A) the subcontractor(s) and independent contractor(s) of the Company possess all necessary security clearances required to perform the applicable Government Contracts of the Company; (B) except to the extent disclosure thereof is prohibited by Law, Schedule 3.28(l) sets forth a true and complete list of all Facility Security Clearances (by category only) held by the Company and all Personnel Security Clearances held by the employees of the Company to the extent held or required in connection with the conduct of the business of the Company.  The clearances set forth on Schedule 3.28(l)) are all of the Facility Security Clearances and Personnel Security Clearances reasonably necessary to conduct the current Business of the Company; (C) all requisite Personnel Security Clearances and Facility Security Clearances are valid and in full force and effect; and (D) the Company is in compliance with all material requirements of the National Industrial Security Program Operating Manual.

(m)

Export Control.  The Company has not been (and has not been required by Law to be) registered with or hold any license from the U.S. Department of State (Office of Defense Trade Controls) or the U.S. Department of Commerce relating to the import, export or re-export of products, technology, software, services or other information from the United States, and the Company is not required to transfer, obtain or hold any such license to authorize the continuation of its current importing, exporting or other business activities.  The Company has not been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by any Government Body or made a voluntary disclosure with respect to violations of Laws relating to the import, export or re-export of products, technology, software, services or other information from the United States.  The Company has not manufactured “defense articles,” exported “defense articles” or furnished “defense services” or “technical data” to foreign nationals in the United States or abroad, as those terms are defined in 22 Code of Federal Regulations Sections 120.6, 120.9 and 120.10, in violation of Law.

(n)

Government Relations.  To the Knowledge of the Company, neither the Company nor any officers, directors, employees or agents of the Company (or members, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company), have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other unlawful thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Body in the United States or elsewhere in connection with or in furtherance of the Company’s Business, including but not limited to any offer, payment or promise to pay money or other thing of value (i) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (ii) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes.  The Company’s business is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.  The Company has not otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, the Anti-Kickback Act of 1986 (“Anti-Kickback Act”), Laws restricting the payment of contingent fee arrangements, or any Laws of similar effect.  There is no charge, Proceeding or investigation by any Government Body with respect to a violation of the FCPA or Anti-Kickback Act that is now pending or has been asserted or threatened with respect to the Company.  The Company has not, in the past six (6) years, made any voluntary disclosure with respect to a possible violation of the FCPA or Anti-Kickback Act.

(o)

Trade Compliance Laws and Customs Laws.

(i)

The Company, its Affiliates, and their respective officers, directors, managers, employees and agents have complied at all times, and are in compliance with all applicable Trade Compliance Laws.  The Company and its Affiliates, (i) have not directly or indirectly, exported, re-exported, sold or otherwise transferred (including transfers to non-U.S. persons located in the United States) any supplies, software, technology or services subject to Trade Compliance Laws in violation of Trade Compliance Laws; (ii) where required by law, have notified recipients of such supplies, software, technology or services of the potential applicability of Trade Compliance Laws to the recipients’ use or other disposition thereof; and (iii) have not engaged in any other transactions, or otherwise dealt, with any Person with whom U.S. persons are prohibited from dealing under Trade Compliance Laws, including, for example, any Person designated by the Office of Foreign Assets Control on the list of Specially Designated Nationals and Blocked Persons.

(ii)

There is no charge, Proceeding or investigation by any Government Body with respect to a violation of any applicable Trade Compliance Laws that is now pending or has been asserted or threatened with respect to the Company.

(iii)

The Company is in compliance with all applicable U.S. and non-U.S. customs Laws and regulations (“Customs Laws”), including any export or import declaration filing, payment of customs duties, compliance with import quotas, import registration or any other similar requirements related to the exportation or importation of supplies or services by the Company.  There is no charge, Proceeding or investigation by any Government Body with respect to a violation of any applicable Customs Laws that is now pending or threatened with respect to the Company.

(iv)

The Company has not, in the past six (6) years, made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Customs Laws to any Government Body.

(p)

Intellectual Property Under Government Contracts.

(i)

The Company is not using any Intellectual Property developed under any Government Contract for purposes outside of the scope of that Government Contract without having obtained the necessary and appropriate prior permission of the cognizant Government Body or prime contractor, subcontractor, vendor, or other authorized Person.

(ii)

The Company has taken all steps required under any Government Contracts or Law to protect its rights in and to any Intellectual Property owned by the Company and have included the proper restrictive legends on all copies of any Intellectual Property delivered in connection with a Government Contract and, other than as required under any Government Contract, the Company is not obligated to provide a license to any Government Body to use or disclose any of the Company’s Intellectual Property used in connection with such Government Contract.

3.29

Insolvency Proceedings.  The Company is not the subject of any pending or threatened insolvency Proceedings of any character.  The Company has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency Proceedings.  The Company will not become insolvent as a result of entering into this Agreement or consummating the transactions contemplated hereby.

3.30

Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

3.31

Disclosure.  No representations or warranties by the Company in this Agreement (including, without limitation, the Disclosure Schedules hereto), or in any document, exhibit, statement, certificate or schedule which is furnished or to be furnished by the Company in connection with the Closing, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement and the schedules hereto, any fact materially necessary to make the statements or facts contained therein not misleading.

4.

Representations and Warranties of the Buyer.  At the Closing, the Buyer represents and warrants to the Company that:

4.1

Organization and Good Standing.  The Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware.

4.2

Authorization.  The Buyer has full power and authority to enter into this Agreement.  The Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

4.3

Purchase Entirely for Own Account.  This Agreement is made with the Buyer in reliance upon the Buyer’s representation to the Company, which by the Buyer’s execution of this Agreement, the Buyer hereby confirms, that the Purchased Shares to be acquired by the Buyer will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Buyer is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Shares and has the capacity to protect its own interests in connection with the purchase of the Purchased Shares.

4.4

SEC Reports and Filings.  Since December 31, 2009, the Buyer has filed with the United States Securities and Exchange Commission all material forms, statements, reports and other documents (including all exhibits, amendments and supplements thereto) required to be filed by the Buyer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of which complied in all material respects with the applicable requirements of the Exchange Act.  Such filings do not contain any untrue statement of a material fact or omit to state, when read in conjunction with all information contained therein, any fact materially necessary to make the statements or facts contained therein not misleading.

5.

Pre-Closing Covenants.  The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

5.1

General.  Each of the parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below).

5.2

Company’s Conduct of Business and Operations.  The Company shall keep the Buyer advised as to all operations and proposed operations relating to the Company.  The Majority Sellers and the Board of Directors of the Company shall cause the Company to (a) conduct its Business in the ordinary course, (b) use its best efforts to keep available the services of present employees, (c) maintain and operate its assets in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all Contracts in full force and effect, (f) comply with all of the covenants contained in all such Contracts, (g) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, and (h) comply with all applicable requirements imposed by any applicable Regulations.  Except as otherwise contemplated in this Agreement, the Company will use its best efforts to preserve the present relationships of the Company with persons having significant business relations therewith.

5.3

General Restrictions.  Except as otherwise expressly permitted in this Agreement, without the prior written consent of the Buyer, the Company shall not:

(a)

merge into or with or consolidate with, any other corporation or acquire the business or assets of any Person;

(b)

purchase any securities of any Person;

(c)

create, incur, assume, guarantee or otherwise become liable or obligated with respect to any Indebtedness, or make any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;

(d)

without the prior written consent of Buyer, the Company shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date;

(e)

enter into, amend or terminate any Contract;

(f)

sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of;

(g)

settle any Claim or litigation, or file any material motions, orders, briefs or settlement agreements in any Proceeding before any Government Body;

(h)

incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of 5,000;

(i)

maintain its books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

(j)

adopt any Benefit Plans, or grant any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment);

(k)

(1) authorize for issuance, issue, grant, sell, deliver, dispose, pledge or otherwise encumber any additional shares of its capital stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Company Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee right;

(l)

accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practices;

(m)

delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

(n)

allow its levels of inventory to vary in any material respect from the levels customarily maintained;

(o)

declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock;

(p)

apply any of its assets to the direct or indirect payment, prepayment, discharge, satisfaction or reduction of any amount payable, directly or indirectly, to or for the benefit of any Seller or any other Affiliate of the Company;

(q)

engage in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

(r)

after the date hereof, make any capital expenditures and investments or commitments in excess of $5,000 in the aggregate;

(s)

enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company or the Sellers contained in this Agreement not being true and correct in any material respect after the occurrence of such transaction or event; or

(t)

commit to do any of the foregoing.

5.4

Full Access and Disclosure.

(a)

The Company shall afford to the Buyer and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Buyer full and unfettered access during business hours to the Company’s plants, properties, books and records in order that the Buyer may have full opportunity to make such investigations as it shall desire to make of the financial condition, corporate status, operations, prospects, assets and business affairs of the Company; and the Company shall cause its managers, officers, employees and auditors to furnish such additional financial and operating data and other information as the Buyer shall from time to time reasonably request.  The Company shall make available to the Buyer for examination and reproduction all documents and data of every kind and character relating to the Company, including, without limitation, all files, records, data and information relating to the business of the Company (whether stored in paper, magnetic or other storage media) and all Contracts to which the Company are a party.

(b)

From time to time prior to the Closing Date, the Company shall promptly supplement or amend information previously delivered to the Buyer with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto.

5.5

Breach of Agreement.  The Company shall not take any action which, if taken prior to the Closing Date, would constitute a breach of this Agreement.

5.6

Notices and Consents.  The Company shall use its best efforts to obtain, at its expense, all such waivers, Permits, consents, approvals or other authorizations from third parties and Government Bodies, and to effect all such registrations, filings and notices with or to third parties and Government Bodies, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

5.7

Notice of Developments.  Each party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its respective representations, warranties and covenants set forth herein.  No disclosure by any party pursuant to this Section 5.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

5.8

Employment Matters.  Prior to the Closing, the Buyer will offer to the employees of the Company identified by Buyer as “Key Employees” on Schedule 5.8 (“Key Employees”), employment by Buyer effective as of the Closing Date.  Such employment arrangements will (i) be subject to and in compliance with Buyer’s standard human resources policies and procedures for its employees, and (ii) supersede any prior employment agreements and other arrangements with such Key Employees in effect prior to the Closing Date with the Company or any other person.  Subject to the acceptance of an employment arrangement by each employee, the Company shall terminate all employment agreements with each Key Employee effective as of the Closing Date.

5.9

Exclusivity.  Each of the Company and the  Majority Shareholders shall, and shall cause their respective Affiliates, directors, managers, officers, employees, agents and advisors to, deal exclusively with the Buyer and its designated representatives regarding the transactions contemplated hereunder or any other acquisition of or investment in the Company or any subsidiary, and each of the Company and the Majority Shareholders shall not (a) solicit, initiate, engage in negotiations with or encourage the submission of any proposal or offer from any Person other than the Buyer and its representatives relating to the acquisition of the Purchased Shares or any of the assets of any of the Company (including any acquisition structured as a merger, consolidation, or share exchange), (b) provide information or documentation to any Person other than the Buyer and its representatives with respect to the Company relating to any such acquisition, (c) enter into an agreement with any Person other than the Buyer with respect to any such acquisition or (d) participate in any negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do any of the foregoing.  No  Majority Shareholder will vote its Purchased Shares in favor of any such transaction.  If any of the Company or the Majority Shareholders receives an unsolicited inquiry, offer or proposal relating to any of the above, such Person shall immediately notify the Buyer thereof, including information as to the contents and terms of such inquiry, offer or proposal.

5.10

Confidentiality.  The Majority Shareholders agree to treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company.  The Majority Shareholders agree and acknowledge that remedies at law for any breach of their obligations under this Section 5.10 are inadequate and that in addition thereto the Buyer shall be entitled to seek equitable relief, including injunction and specific performance following the Closing.

6.

Post-Closing Covenants.

The parties agree as follows with respect to the period following the Closing.

6.1

General.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments, notices and documents) not inconsistent with this Agreement as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).  The  Majority Shareholders acknowledge and agree that after the Closing, the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.

6.2

Transition.  No Majority Shareholder will take any action that is designed or intended to have the effect of discouraging any Person, including any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

6.3

Transfer of Intellectual Property.  Following the Closing, the Sellers shall transfer and assign to the Company any Intellectual Property owned, registered to or listed with such person which is used in the Business of the Company or related to the Business of the Company, and which was not properly transferred prior to Closing.

6.4

Responsibility for Filing Tax Returns.  Buyer shall prepare or caused to be prepared and file or caused to be filed all Tax Returns for the Company which are filed after the Closing Date.

6.5

Sellers’ Further Obligations.  Each Seller agrees to:

(a)

timely furnish to the Buyer in writing such information regarding itself and the intended method of disposition of the Stock Consideration as the Buyer shall reasonably request in order to effect the registration thereof or to comply with applicable law;

(b)

to the extent required by applicable law, deliver a preliminary and definitive prospectus to the purchaser of the Stock Consideration sold under any registration statement;

(c)

notify the Buyer when it has sold all of the Stock Consideration held by it;

(d)

notify the Buyer promptly in the event that any information supplied by  it in writing for inclusion in any registration statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of the Stock Consideration pursuant to any registration statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and provide the Buyer with updates on such information as may be appropriate to make such amendment or supplement effective for such purpose;

(e)

at the Buyer's sole expense, otherwise use commercially reasonable efforts to assist the Buyer and the underwriters, if any, in the preparation of documentation reasonably necessary or desirable to effectuate the resale of the Stock Consideration pursuant to any registration statement filed in accordance herewith; and

(f)

upon receipt of a notice from the Buyer of the occurrence of a Discontinuation Event (as defined below),  each of the Sellers agrees to discontinue forthwith any disposition of such Stock Consideration under such registration statement until the Seller’s  receipt of the copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing by the Buyer that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement.  The Buyer may provide appropriate stop orders to enforce the provisions of this paragraph.  For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the Securities and Exchange Commission notifies the Buyer whether there will be a “review” of such registration statement and whenever the Securities and Exchange Commission comments in writing on such Registration Statement (the Buyer shall provide true and complete copies thereof and all written responses thereto to the Seller Representative); (ii) any request by the Securities and Exchange Commission or any other Federal or state governmental authority for amendments or supplements to such registration statement or prospectus or for additional information; (iii) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement covering any or all of the Stock Consideration or the initiation of any proceedings for that purpose; (iv) the receipt by the Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Stock Consideration for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) in the good faith determination of the Buyer, offers and sales pursuant to the registration statement should not be made by reason of the existence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in the registration statement would be premature or would have an adverse effect on the Buyer; and/or (vi) the occurrence of any event or passage of time that makes the financial statements included in such registration statement ineligible for inclusion therein or any statement made in such registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such registration statement, prospectus or other documents so that, in the case of such registration statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.

Conditions To Obligation To Close.

7.1

Conditions to the Buyer’s Obligation.  The Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions and deliveries:

(a)

the representations and warranties set forth in Section 2 and Section 3 above shall be true, complete and correct as of the date of this Agreement, and must be true, complete and correct at and as of the Closing Date as if made on and as of the Closing Date;

(b)

the Sellers and the Company shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c)

there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(d)

the  Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7.1(a)-(c) is satisfied in all respects;

(e)

the Company shall have received all other authorizations, consents, and approvals, including those set forth on Schedule 3.6;

(f)

a certificate of incorporation, or its equivalent, and certificate(s) of good standing and/or existence of the Company, certified by an appropriate authority of the Government Body issuing such certificate in the jurisdiction of such entity’s creation, formation, or organization and in any other jurisdiction where such entity is qualified to do business;

(g)

the FIRPTA certificates required to be delivered by the Sellers pursuant to Section 2.5;

(h)

a certificate of a secretary or assistant secretary of the Company certifying to the Company’s organizational documents, including its bylaws, and the resolutions of the board of directors of the Company approving this Agreement and the transactions contemplated hereby;

(i)

the Buyer shall have received from Cooley, LLP, a legal opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit A;

(j)

since the date of this Agreement, there must have been no event, series of events, or the lack of occurrence thereof which has had or could reasonably be expected to have a Material Adverse Change;

(k)

all actions to be taken by the Company or the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

(l)

the Company and the persons listed on Schedule 5.8  shall have executed and delivered a Non-Competition, Non-Solicitation and Employment Agreement, substantially in the form attached hereto as Exhibit B;

(m)

the Company shall have notified each Company optionholder of its intent to terminate all Company Stock Options prior to Closing;

(n)

the Company shall have repurchased all of the outstanding capital stock of the Company owned by the Persons listed on Schedule 7.1(n), and the Buyer shall have received a copy of all documents executed in connection with such repurchase and the Company shall have received the original stock certificates representing the repurchased shares of Common Stock and canceled such certificates;

(o)

Releases of all Liens listed on Schedule 7.1(o), including, without limitation, UCC-3 termination statements;

(p)

that certain Share Purchase and Security Agreement dated November 29, 2001, among the M. Allen Northrup, Farzad Pourahmadi, and Phillip Belgrader shall be terminated and shall have no further force or effect; and

(q)

each Seller shall have delivered to the Buyer their respective stock certificates duly endorsed in blank or accompanied by stock powers duly executed in blank, and proper forms for transfer, with all required stock transfer stamps affixed or provided.

The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

7.2

Conditions to the Sellers’ Obligation.  The Sellers’ obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions and deliveries:

(a)

the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b)

the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)

there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(d)

the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects;

(e)

the Company and the Buyer shall have received all other authorizations, consents, and approvals of Government Bodies;

(f)

a certificate of incorporation, or its equivalent, and certificate of good standing and/or existence of the Buyer certified by an appropriate authority of the Government Body issuing such certificate in the jurisdiction of each entity’s creation, formation, or organization and in any other jurisdiction where such entity is qualified to do business;

(g)

a certificate of a secretary or assistant secretary of the Buyer certifying to the Buyer’s organizational documents, including its bylaws, and the resolutions of the board of directors of the Buyer approving this Agreement and the transactions contemplated hereby;

(h)

all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

7.3

No Waiver.  Notwithstanding anything in this Agreement to the contrary, in the event that the Buyer consummates the transactions contemplated hereunder and effectuates the Closing, such actions shall in no way and at no time be considered a waiver or release of any breach of any representation, warranty or covenant of any Seller or any of the Company, including, without limitation, the right to indemnification pursuant to Section 8 hereof.

8.

Remedies For Breaches Of This Agreement.

8.1

Survival of Representations and Warranties.

(a)

Each of the representations and warranties of the Sellers contained in Section 2.1 (Authorization of Transaction), Section 2.3 (Brokers’ Fees), Section 2.4 (Securities) and Section 2.5 (FIRPTA), and of the Majority Shareholders and the Company contained in Section 3.1 (Organization and Good Standing), Section 3.2 (Capitalization), Section 3.4 (Title of Securities), Section 3.5 (Authorization, Etc.), Section 3.13 (Title and Related Matters), Section 3.20 (Dealings with Affiliates), and Section 3.23 (Brokerage) shall survive the Closing hereunder and continue in full force and effect forever thereafter.  Each of the representations and warranties of the Sellers and the Company contained in Section 3.14 (Tax Matters), Section 3.16 (ERISA and Related Matters), Section 3.18 (Environmental Matters) and Section 3.27 (Absence of Business Practices) shall survive the Closing hereunder and continue in full force and effect until ninety (90) days after the expiration of the statute of limitations applicable to the matters set forth in each such respective representation or warranty.  All other representations and warranties of the Majority Shareholders and the Company contained in this Agreement shall survive the Closing and continue in full force and effect for four (4) years thereafter.  Any covenant of any Seller or the Company or contained in this Agreement shall survive the date hereof and until such covenant has been fully performed and satisfied.

(b)

Each of the representations and warranties of the Buyer contained in Section 4.1 (Organization and Good Standing) and Section 4.2 (Authorization) shall survive the Closing and continue in full force and effect forever thereafter.  All other representations and warranties of the Buyer contained in this Agreement shall survive the Closing and continue in full force and effect for four (4) years thereafter.  Any covenant of the Buyer contained in this Agreement shall survive the date hereof and until such covenant has been fully performed and satisfied.

8.2

Indemnification Provisions for the Buyer’s Benefit.  In the event any Seller breaches any of his or her representations, warranties, and covenants contained in this Agreement or in any certificate or instrument delivered in connection with the transactions contemplated hereby that relate to such representations and warranties, and, provided that the Buyer makes a written claim for indemnification against  the Sellers in accordance with this Agreement within the applicable survival period set forth in Section 8.1, then each Seller severally shall indemnify, hold harmless and reimburse the Buyer and its Affiliates (which following the Closing shall include the Company), officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) from and against such Seller’s Pro Rata share of any Losses the Buyer Indemnified Parties shall suffer caused by the breach.

8.3

Indemnification Provisions for the Sellers’ Benefit.  In the event the Buyer breaches any of its representations, warranties, and covenants contained in Section 4 of this Agreement or in any certificate or instrument delivered in connection with the transactions contemplated hereby that relate to such representations and warranties, and provided that any Seller makes a written claim for indemnification against the Buyer in accordance with this Agreement within the applicable survival period set forth in Section 8.1, then the Buyer shall indemnify, hold harmless and reimburse each Seller (collectively, the “Seller Indemnified Parties”) from and against the entirety of any Losses suffered or caused by the breach.

8.4

Methods of Asserting Claims.

(a)

The party seeking indemnity (“Indemnitee”) will give prompt written notice to the party or parties providing indemnity; provided the Buyer shall only be required to give prompt written notice to the Seller Representative (“Indemnitor”) of any Claim which it discovers or of which it receives notice after the Closing, stating the nature, basis and (to the extent known) amount thereof; provided, however, that no delay on the part of Indemnitee in notifying any Indemnitor shall relieve Indemnitor from any Liability hereunder unless (and then solely to the extent) Indemnitor is prejudiced by such delay.  Copies of any papers received in connection with a Claim shall be forwarded to Indemnitor together with the notice of the Claim.

(b)

In case of any suit, Claim or Proceeding by a third party or by any Government Body, or any action involving Claims brought by such a third party or Government Body with respect to which Indemnitor may have Liability under the indemnification provisions contained in this Section 8 (a “Third-Party Claim”), if Indemnitor acknowledges in a writing delivered to Indemnitee that Indemnitor is obligated hereunder in connection with such Third-Party Claim, then Indemnitor shall have the right to assume the defense thereof at its own expense and by its own counsel, which counsel shall be reasonably satisfactory to Indemnitee; provided, however, that Indemnitor shall not have the right to assume the defense of such Third-Party Claim, notwithstanding the giving of such written acknowledgement, if (i) the Third-Party Claim seeks only an injunction or other equitable relief, (ii) Indemnitee shall have been advised by counsel that there are one or more legal or equitable defenses available to Indemnitee that are different from or in addition to those available to Indemnitor and, in the reasonable opinion of Indemnitee, counsel for Indemnitor could not adequately represent Indemnitee’s interests because they conflict with those of Indemnitor, (iii) such Third-Party Claim involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of Indemnitor or (iv) Indemnitor shall not have assumed the defense of such Third-Party Claim in a timely fashion.  If Indemnitor shall assume the defense of a Third-Party Claim (under circumstances in which the proviso in the preceding sentence is not applicable), Indemnitor shall not be responsible for any legal or other defense costs subsequently incurred by Indemnitee in connection with the defense thereof.  If Indemnitor does not exercise its rights to assume the defense of a Third-Party Claim by giving the required written acknowledgement, or is otherwise restricted from so assuming such defense, Indemnitor shall nevertheless be entitled to participate in such defense with its own counsel and at its own expense; and in any such case Indemnitee may assume the defense of the Third-Party Claim, with counsel that shall be reasonably satisfactory to Indemnitor, and shall act reasonably and in accordance with its good faith business judgment and shall not effect any settlement without the consent of Indemnitor, which consent shall not be unreasonably withheld or delayed.  If Indemnitor exercises its right to assume the defense of a Third-Party Claim, it shall not effect any settlement without the consent of Indemnitee, which consent shall not be unreasonably withheld or delayed.

(c)

For purposes hereof, the term “Claim” shall mean any claim which may give rise to a right of indemnification pursuant to Sections 8.2 or 8.3 above.  All Claims for indemnification shall be calculated on an after-Tax basis, net of any Tax deduction or other benefit actually received from such Loss.

8.5

Exclusive Remedy.  In the absence of fraud, intentional misrepresentation or willful breach, after the Closing, the Buyer and the Sellers acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the sole and exclusive remedy of the Buyer and the Sellers with respect to all monetary Losses arising under this Agreement of any kind or nature, including, without limitation, for any misrepresentation or breach of any warranty, covenant or other provision contained in this Agreement.

8.6

Construction of Representations and Warranties.  For purposes of determining whether a breach has occurred and calculating Losses in connection with a claim for indemnification under this Section 8, each of the representations and warranties that contains any qualifications as to materiality, Material Adverse Effect or like terms shall be deemed to have been given as though there were no such qualifications, and any such qualifications shall be disregarded for purposes of this Section 8.

8.7

No Contribution.  The obligations of the Sellers to indemnify the Buyer Indemnified Parties pursuant to the terms of this Agreement are primary obligations of the Sellers, subject to the limitations set forth herein.  The Sellers hereby waive any right to seek or obtain indemnification or contribution from the Company for Losses as a result of any breach by  the Company of any representation, warranty or covenant contained in this Agreement.

8.8

Indemnification for Tax Matters.

(a)

Each Seller severally, agrees to indemnify and hold harmless the Buyer Indemnified Parties against such Seller’s Pro Rata share of the following Taxes to the extent such Taxes exceed current Taxes accrued on the latest interim balance sheet provided by the Company (the “Latest Balance Sheet”) and against such Seller’s Pro Rata share of any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company with respect to any taxable periods ending on or before the Closing Date (without regard to any scheduled exceptions to Section 3.14 hereof); (ii) Taxes imposed on the Company with respect to taxable periods beginning before the Closing Date and ending after the Closing Date that are allocable to the portion of such period ending on the Closing Date (without regard to any scheduled exceptions in Section 3.14 hereof); (iii) Taxes attributable to events, transactions, sales or deposits occurring, received or performed on or before the Closing Date and (iv) in addition to and not in limitation of Taxes described in (i) and (ii) of this paragraph (a), Taxes imposed on the Buyer or the Company as a result of any breach of warranty or misrepresentation under Section 3.14.

(b)

From and after the Closing Date, the Buyer and the Company shall indemnify Sellers and hold them harmless from and against all Taxes imposed on or with respect to the Company that are not subject to indemnification pursuant to paragraph (a) of this Section 8.8.

(c)

Any Taxes for a tax period beginning before the Closing Date and ending after the Closing Date shall be apportioned between Sellers and the Buyer, in the case of real and personal property taxes and franchise taxes not based on gross or net income, on a per diem basis and, in the case of other Taxes (including sale and transfer Taxes), shall be determined based on the actual operation of the Company during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date.  Each such portion of such period shall be deemed to be a tax period subject to the provisions of Section 8.8(a) and 8.8(b) above.  Notwithstanding the foregoing, in the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, the amount of such Tax allocated to the period ending on the Closing Date shall be computed by reference to the level of such items on the Closing Date.

8.9

Limitation on Indemnification.

(a)

In the absence of fraud or bad faith, each Seller’s maximum Liability to Buyer for Losses under this Agreement shall be the aggregate amount paid by Buyer in cash and Buyer Common Stock to such Seller from time to time under this Agreement (the “Cap”).

(b)

All indemnification payments made by Sellers to Buyer hereunder shall be payable in cash; provided, however, that if  one or more Sellers still hold shares of Buyer Common Stock issued hereunder, then such Sellers can return all or a portion of such shares of Buyer Common Stock issued hereunder, as applicable, to cover such indemnification obligation. For purposes of the calculation of the number of shares of Buyer Common Stock to be returned to Buyer in the event of an indemnification obligation hereunder,  the Sellers shall return to Buyer a number of shares of Buyer Common Stock, free and clear of all Liens, equal to the dollar value of the Losses to be paid with such stock divided by the higher of (i) the VWAP Price of the Buyer Common Stock on the particular issuance date of such Buyer Common Stock, or (ii) the VWAP Price as of the date of the indemnification notice issued by Buyer to the Seller Representative.

(c)

No indemnification shall be made to any Buyer Indemnified Party or any Seller Indemnified Party under Sections 8.2 and 8.3 hereto unless and until the aggregate amount of Losses by such indemnitee with respect thereto exceeds $20,000 (the “Losses Deductible”).

(d)

Notwithstanding any other provision of this Agreement to the contrary, the indemnification obligations of any Seller for any Losses resulting from fraud or intentional misrepresentation or any Tax matters, shall not be subject to the Losses Deductible or the Cap.

(e)

If there is a Loss incurred with respect to the Company's Business during any Earn-Out Period described in Sections 1.2(d)(ii), (iii) or (iv) and such Loss reduces the EBITDA generated by the Company's Business during such Earn-Out Period, to the extent the Sellers make an indemnification payment to Buyer with respect to such Loss (whether directly or through an offset to any Earn-Out Payment in respect of such Earn-Out Period), then the amount of such indemnification payment shall be added to the EBITDA generated by the Company's Business during such Earn-Out Period, but only to the extent that such Loss reduced the EBITDA generated by the Company's Business during such Earn-Out Period.

9.

Termination.

9.1

Termination of Agreement.  Certain of the parties may terminate this Agreement as provided below:

(a)

The Buyer and the Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)

The Buyer may terminate this Agreement by giving written notice to the Requisite Sellers at any time prior to the Closing (i) in the event any Seller or the Company has breached any representation, warranty, or covenant contained in this Agreement, the Buyer has notified the Requisite Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2011, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c)

The Requisite Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement, any Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2011, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement).

9.2

Effect of Termination.  If any party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach); provided, however, that the confidentiality provisions contained in Section 5.10 and Section 10.13 shall survive termination.

10.

Miscellaneous.

10.1

Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the Buyer and the Requisite Sellers.

10.2

Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that state.  The parties acknowledge that all of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in the State of Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal Proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of record of the State of Florida in Palm Beach County; (b) consents to the jurisdiction of each such court in any suit, action or Proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or Proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

10.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement via facsimile transmission or PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

10.4

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5

Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice, and (a) if to the Buyer, with a copy to Tammy Knight, Esq., Holland & Knight LLP, 515 East Las Olas Boulevard, Suite 1200, Fort Lauderdale, Florida 33301, facsimile 954-463-2030, or (b) if to the Company, with a copy to James C. Kitch, Esq., Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, facsimile: 650-849-7400.

10.6

Finder’s Fee.  The Company will indemnify and hold harmless the Buyer from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.7

Fees and Expenses.  Each party shall pay all of its own fees and expenses of experts, consultants and the like and other expenses incurred in connection with performing due diligence with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby.

10.8

Attorney’s Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.9

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers.  No waiver by any party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

10.11

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.12

Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

10.13

Confidentiality.  The Buyer and the Sellers each agree that, except with the prior written permission of the other party, it shall at all times hold in confidence and trust and not use or disclose the terms of this Agreement.  Notwithstanding the foregoing, the Buyer or the Sellers each may disclose the terms of this Agreement: (a) as required by any court or other Government Body, provided that the Buyer or the Sellers provide the other party with prompt notice of such court order or requirement to enable the other party to seek a protective order or otherwise to prevent or restrict such disclosure; (b) to legal counsel or the financial advisor of the Buyer or the Sellers; (c) in connection with the enforcement of this Agreement or rights under this Agreement; or (d) to comply with applicable law.  Notwithstanding anything herein to the contrary, the Buyer has the right, as required by law and the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market, to publicly disclose this Agreement and the transactions contemplated hereby without the prior written approval of the Sellers.  The provisions of this Section 10.13 shall survive the termination of this Agreement.  Neither the Buyer nor the Sellers shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by any Law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

10.14

Seller Representative; Termination of Shareholders Agreement.

(a)

Each of the Sellers hereby irrevocably appoints M. Allen Northrup as its, his or her true and lawful attorney-in-fact and agent (the “Seller Representative”), with full power of substitution or resubstitution, to act solely and exclusively on behalf of the Sellers as a group with respect to the transactions contemplated hereby in accordance with the terms and provisions of this Agreement, and to act on behalf of such Sellers in any litigation or arbitration involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as the Seller Representative shall deem necessary or appropriate in connection with the transactions contemplated hereby, including, but not limited to, the power:

(i)

to act for such Sellers with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of such Sellers, and to transact matters of litigation;

(ii)

to execute and deliver all documents in connection with the transactions contemplated hereby or amendments thereto that the Seller Representative deem necessary or appropriate;

(iii)

to receive funds, make payments of funds and give receipts for funds;

(iv)

to receive funds for the payment of expenses of such Seller and apply such funds in payment for such expenses;

(v)

to do or refrain from doing any further act or deed on behalf of such Sellers that the Seller Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as such Sellers could do if personally present; and

(vi)

to receive service of process in connection with any claims under this Agreement.

(b)

The appointment of the Seller Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Seller Representative in all matters referred to herein.  Any action taken by the Seller Representative must be in writing and must be signed by the Seller Representative.  All notices required to be made or delivered by Buyer to the Sellers described above in this Section 10.14 shall be made to the Seller Representative for the benefit of such Seller and shall discharge in full all notice requirements of Buyer to such Seller with respect thereto.  By their appointment of the Seller Representative, the Sellers hereby confirm all that the Seller Representative shall do or cause to be done by virtue of his appointment as the representative of the Sellers hereunder.  The Seller Representative shall act for the Sellers on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Sellers and consistent with the obligations of the Sellers under this Agreement, but the Seller Representative shall not be responsible to any Seller for any damages that the Sellers may suffer by the performance of the Seller Representative’s duties under this Agreement, other than damages arising from willful violation of applicable Law or gross negligence in the performance of such duties under this Agreement.  The Seller Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties or liabilities shall be read into this Agreement or shall otherwise exist against the Seller Representative.

(c)

In the event that M. Allen Northrup dies, becomes legally incapacitated or resigns from his position as Seller Representative, then Sellers will select a replacement Seller Representative, which replacement Seller Representative shall be deemed to be the Seller Representative for all purposes of this Agreement.

(d)

The Seller Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by the Company, any Seller or Buyer or any other evidence deemed by the Seller Representative to be reliable, and the Seller Representative shall be entitled to act on the advice of counsel selected by them.  The Seller Representative shall be fully justified in failing or refusing to take any action under this Agreement unless he shall have received such advice or concurrence of any Seller as he deems appropriate or he shall have been expressly indemnified to his satisfaction by the Sellers (severally as to each Seller only and not jointly as to or with any other Seller) against any and all liability and expense that the Seller Representative may incur by reason of taking or continuing to take any such action.  The Seller Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of the Sellers, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Sellers.

(e)

The Sellers Representative has actual authority to bind each and all of the Sellers, and all acts, omissions, representations, knowledge and notice of the Seller Representative shall be deemed to have been made or received, as the case may be, by the Seller.

(f)

The Sellers agree (i) to indemnify and hold harmless the Seller Representative from and against their respective Pro Rata share of any losses, claims, demands, damages or liabilities of any kind (“Representative Liabilities”) relating to or arising out of any activities the Seller Representative may have in performing his responsibilities hereunder and (ii) to reimburse the Seller Representative for their respective shares of all reasonable expenses incurred by the Seller Representative in the performance of his responsibilities hereunder; provided, however, that no such indemnification or reimbursement shall be due hereunder in respect of any such Representative Liabilities or expenses that are determined to have resulted from the Seller’s Representative’s bad faith, gross negligence or willful misconduct.

(g)

The Sellers who are parties to that certain Share Purchase and Security Agreement dated November 29, 2001 and referenced in Section 7.1(p) above, hereby consent and agree to the termination of such agreement, effective immediately.

10.15

Certain Defined Terms.  As used in this Agreement the following terms have the meanings indicated:

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Business” means the production of automated instruments for a wide range of applications in the detection and processing of biological samples, including the development of air monitoring systems.

“Business Day” means a day, other than a Saturday or Sunday, on which banks are open for business in the State of Florida.

“Claim” means any action, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, Proceeding or arbitration, whether civil, criminal or administrative.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, no par value per share.

“Company Stock Plans” means the Company’s 2002 Stock Option Plan and the Company’s 2007 Equity Incentive Plan.

“Contract” means, with respect to any Person, any agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment to which such Person is a party or by which it is bound or to which any of its properties is subject.

“Contract Value” means the total committed revenue under the Contract.

“Environmental Laws” means any international, federal, state, municipal or local law which regulates, governs, permits, relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as liquids, solids or gases, into ambient air, surface water, ground water, land or into the environment, or otherwise relating to noise, odors, mold and other fungi, biological materials and/or biological samples, pathogens, organisms, toxins, bacteria, biothreat agents, including but not limited to Bacillus anthracis, spores, Yersina pestis, VEE virus, botulinum, SEB, Reicin, MRSA, and petroleum, asbestos, lead based paint, employee health and safety, including occupational safety laws, export and import laws, or which regulates, governs, relates to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, biological materials and samples, poisons or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called “Superfund” or “Superlien” Law (including those already referenced in this definition) , any import or export laws governing or regulating Hazardous Materials, any United States Department of Agriculture of analogous state agency laws, regulations or requirements applicable to food, human or environmental pathogens and any other law of any Government Body having similar subject matters.

“Environmental Permit” means any authorization, registration, approval, permit, consent or other permission issued or granted by a Government Body pursuant to Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Government Bid” means any bid, proposal, offer or quote for supplies, services or construction, whether solicited or unsolicited, made by the Company which is intended by the Company to result in a Government Contract.  A Government Bid (a) includes but is not limited to any bid, proposal, offer or quote made by the Company that has been received or accepted by the offeree or other recipient but has not resulted in a Government Contract prior to the Closing Date, but (b) does not include any bid, proposal, offer or quote made by the Company that has resulted in a Government Contract prior to the Closing Date.

“Government Body” means any foreign, international, federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any other court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.  The term “Government Body” includes any Person acting on behalf of a Government Body.

“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, blanket purchase agreement, pricing agreement, letter contract, contract awarded under the Federal Supply Schedule program or other Contract or similar arrangement of any kind, between the Company and (a) any Government Body, (b) any prime contractor of a Government Body in its capacity as a prime contractor, or (c) any subcontractor (or lower tier subcontractor) with respect to any contract of a type described in clauses (a) or (b) above.  For purposes of this definition, a purchase order, task order or delivery order with a total value (including any options) in excess of $10,000 which has been issued pursuant to a Government Contract constitutes a separate Government Contract.  A purchase order, task order or delivery order with a total value (including any options) of $10,000 or less which has been issued pursuant to a Government Contract constitutes a separate Government Contract will not constitute a separate Government Contract but will be part of the Government Contract to which it relates.

“Government Vendor Subcontract” means a Contract between the Company and another Person to supply supplies or services to the Company to be used in performing a Government Contract.

“Hazardous Substances” means any material or substance which (a) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (b) is regulated or controlled as a hazardous substance, toxic substance, pollutant, biological material, pathogen, organism, toxin or poison or other regulated or controlled material, substance or matter pursuant to any Environmental Law, or (c) has been determined to have deleterious effects on human health.

“Indebtedness” means with respect to any Person any obligation of such Person for borrowed money, but in any event shall include (a) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations or Liabilities (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Person, whether due or to become due), (d) capitalized lease obligations, and (e) all guarantees of such Person.

“Intellectual Property” means Intellectual Property Rights that: (a) were developed by or on behalf of the Company or any Seller for use in the conduct of the business of the Company; or (b) are owned by the Company.

“Intellectual Property Rights” means all Intellectual Property, including the following:  (a) United States, foreign, and international patent applications, utility model applications and patents, as well as related applications and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, and continuations-in-part, and equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures (“Patents”); (b) Trade Secrets; (c) works of authorship, copyrights, copyright registrations and applications, and all other corresponding rights throughout the world (“Copyrights”); (d) mask works, mask work applications, mask work registrations, and any equivalent or similar rights in semiconductor masks, layouts, architectures, or topology (“Maskworks”); (e) industrial designs and any related registrations and applications throughout the world; (g) Software; (g) rights in World Wide Web addresses and domain names and any related applications and registrations, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications and all associated goodwill throughout the world (“Trademarks”); (h) the exclusive right to sue and collect damages for past infringement of any of the foregoing; and (i) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Knowledge” shall mean the knowledge of M. Allen Northrup, Farzad Pourahmadi and Sean Givens, after reasonable inquiry with the appropriate personnel of the Company.

“Laws” shall mean any federal, state, local or foreign law, statute, ordinance, rule, Regulation, Order, judgment or decree, injunctions, awards, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property that is used in the Company’s business.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, known or unknown, whether absolute or contingent, matured or unmatured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, or due or to become due.

“Lien” means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction on transfer or otherwise, or interest of another Person of any kind or nature.

“Losses” means all actions, suits, Proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, Liabilities, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses

“Material Adverse Effect” means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect in respect of the Company’s business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects taken as a whole.

“Majority Shareholders” means M. Allen Northrup, Farzad Pourahmadi and Archangel Bioventures, LLC.

“Net Profits” means the gross profits (as defined under GAAP) from the Company’s Business, less (i) freight, taxes (excluding income taxes), insurance, and similar ancillary charges, (ii) any applicable returns, credits, or refunds, (iii) reasonable commissions, and (iv) other sales and overhead costs.

“Open Source Code” means software that is distributed as “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards Source License (SISSL) and the Apache License).

“Order” means any order, ruling, decision, verdict, decree, award (including arbitration awards), judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Government Body, arbitrator, or mediator of competent jurisdiction.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or and used in the business of the Company.

“Permits” shall mean all permits, authorizations, licenses, orders, registrations and approvals of any Government Body necessary for the conduct of the Company's business.

“Person” shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a firm, an association, an unincorporated organization and a government or any department or agency thereof or any other entity.

“Proceeding” shall mean any claim, action, arbitration, audit, contest, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before or otherwise involving, any court, administrative agency, other Government Body or arbitrator.

“Pro Rata” means in proportion to the Seller's percentage interests set forth on Attachment I.

“Regulation” means any law, statute, regulation, ordinance, requirement or other binding action of or by a Government Body.

“Requisite Sellers” means the Sellers holding a majority in interest of the outstanding shares of Purchased Shares.

“Release” shall have the same meaning as the term “Release” in section 101(22) of CERCLA, 42 U.S.CC. § 9601(22)

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for, redeem or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means all computer software, modules, applications and coding, in source and object code, and data structures and databases, including all prior versions, bug fixes, flow charts, algorithms, programmers notes, compile instructions and documentation.

“Trade Secrets” means proprietary and confidential information, including technical data, customer and supplier lists, trade secrets, know-how, databases, data compilations, data collections, tools, methods, and processes and all instantiations of the foregoing in any form and embodied in any media.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading system, exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

“Transaction Documents” shall mean this Agreement and each schedule, agreement, instrument or document attached hereto as an Exhibit.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

MICROFLUIDIC SYSTEMS

By:	/s/ M. Allen Northrup
Print Name:	M. Allen Northrup
Title:	CEO
Address:	47790 Westinghouse Dr. Fremont, California 94539
Facsimile:	510-354-0404

BUYER:

POSITIVEID CORPORATION

By:	/s/ William J. Caragol
Print Name:	William J. Caragol
Title:	President
Address:	1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445
Facsimile:	561-805-8001

SELLERS:

M. Allen Northrup

By:	/s/ M. Allen Northrup
Print Name:	M. Allen Northrup

Address:	6 Oriole Road
Orinda, CA 94563
Facsimile:	510-354-0404

Farzad Pourahmadi

By:	/s/ Farzad Pourahmadi
Print Name:	Farzad Pourahmadi

Address:	41013 Pajaro Drive
Fremont, CA 94539
Facsimile:	510-354-0404

Archangel Bioventures, LLC

By:	/s/ Nathan Hamilton
Print Name:	Nathan Hamilton
Title:	Managing Member
Address:	774 Mays Blvd., Ste 10-489
Incline Village, NV 89457
Facsimile:	650-618-2859

Robert Yuan

By:	/s/ Robert Yuan
Print Name:	Robert Yuan

Address:	2715 Sequoia Way
Belmont, CA 94002
Facsimile:	n/a (scan & e-mail to byuan@yahoo.com)

Philip Belgrader

By:	/s/ Philip Belgrader
Print Name:	Philip Belgrader

Address:	89 Robinson Landing Rd.
Severna Park, MD 21146
Facsimile:

Attachment I

Shareholder	Shares	Percentage Interest*
M. Allen Northrup	1,505,000	34.04%
Farzad Pourahmadi	1,505,000	34.04%
Archangel Bioventures, LLC	1,185,752	26.82%
Philip Belgrader	100,000	2.26%
Robert Yuan	125,651	2.84%
Total	4,421,403	100%

*Assumes completion of share repurchases contemplated by Section 7.1(n).

Exhibit A

1.       The Company is a corporation validly existing and in good standing under the laws of the State of California.

2.       The Company has the requisite power and authority to (a) own and operate its properties and assets and (b) carry out its business as such business is currently conducted.

3.       The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value per share.

4.       The execution and delivery of the Agreement by the Company has been duly authorized by all requisite corporate action, and the Agreement has been executed and delivered by the Company.

5.       The execution and delivery of the Agreement by the Company (i) does not violate the Company’s Articles of Incorporation or Bylaws, as amended, and (ii) does not violate any provision of any applicable federal or California law, rule or regulation, that in our experience are typically applicable to agreements of this type.

Exhibit B

NON-COMPETITION, NON-SOLICITATION AND EMPLOYMENT AGREEMENT

THIS NON-COMPETITION, NON-SOLICITATION AND EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this ____ day of May, 2011, by and between MicroFluidic Systems, a California corporation (the “Company”), and _________________, an individual (“Employee”).

RECITALS

WHEREAS, the Company’s business includes the commercialization of the Company’s  claimed inventions (actual listed claims, not inclusive of specifications) set forth in its existing issued patents or in patents that may in the future issue from its existing patent applications, all as referenced on Exhibit A (the “Business”);

WHEREAS, on the date hereof, the Company, Employee, PositiveID Corporation, and certain other individuals entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby PositiveID Corporation acquired all of the outstanding capital stock of the Company from Employee and the other individuals named in the Purchase Agreement;

WHEREAS, the Company desires to be assured of the association and services of Employee for the Company’s continuing operations;

WHEREAS, Employee is willing and desires to be employed by the Company, and the Company is willing to employ Employee, upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree to the following terms and conditions.

TERMS AND CONDITIONS

1.

Employment.  The Company hereby employs Employee as ___________________________.

2.

Location and Travel.  Employee shall perform his duties for the Company from the Company’s facilities located in Fremont, California or, by mutual agreement, from facilities located elsewhere within the United States.  Employee shall travel as is required or appropriate to carry out his duties.

3.

Term.  The term of this Agreement shall commence on the date hereof and shall terminate on December 31, 2011, unless terminated earlier pursuant to Section 7 below, although it may be extended under Section 4(a) at the option of the Company.

4.

Compensation.

(a)

For all services rendered by Employee during 2011 under this Agreement, the Company shall pay Employee an initial base salary of Zero Dollars ($0.00) (the "Base Salary"), consideration for employment during 2011 having been provided under the Purchase Agreement.  The Company has the option to extend Employee’s employment for two (2) one-year terms with the last term ending December 31, 2013.  The Company must provide the Employee with at least 60 days’ notice of its intent to exercise such option before December 31, 2011 and December 31, 2012, as the case may be.  If the Company elects to exercise either of its options to extend Employee's employment, the Company will pay Employee a base salary equal to Employee’s base salary at the Company on December 31, 2009 which was [$220,000 per year], as adjusted for inflation as measured by the All Items Consumer Price Index for All Urban Consumers (CPI-U) in the San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (1982-84=100) (“CPI”).  For purposes of calculating CPI increases, the base index year will be 2009.

(b)

The Employee shall be eligible to receive an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during the term of this Agreement.  The Annual Bonus shall be determined by the Board of Directors either in its sole discretion or under the terms and conditions of the annual incentive plan maintained by the Company for similarly situated employees of the Company in accordance with the terms of such plan as in effect from time to time.

(c)

Employee will be reimbursed for all reasonable “out-of-pocket” business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement.  Such reimbursement will be made upon timely presentation to the Company of valid receipts and other appropriate documentation and upon approval by the Company of receipts and documents; provided, however, any individual expense greater than $200 shall not be incurred without prior approval of the Company.

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(d)

Employee is also entitled to such other employee benefits (such as paid vacation and medical and dental insurance coverage) as are available pursuant to the Company’s general employment practices.

(e)

The Company agrees to defend and indemnify Employee against any liability that Employee incurs within the scope of his employment with the Company to fullest extent permitted by the Company’s articles, by-laws and applicable law and provided that such liability does not arise from any bad faith, fraud, gross negligence or willful misconduct of Employee.

5.

Scope of Duties.

(a)

Employee shall have the duties as may be assigned to him from time to time by the Board of Directors or its designated representative commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above.  Such duties shall be exercised subject to the control and supervision of the Board of Directors or its designated representative.

(b)

Employee agrees to devote his full time, abilities and energy to the faithful performance of duties assigned to him and to the promotion and forwarding of the business affairs of the Company.  Employee also agrees not to divert any business opportunities from the Company to himself or to any other person or business entity.

(c)

Employee shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors or its designated representative; provided, however, that this restriction shall not be construed as preventing Employee from investing his personal assets in passive investments in business entities, except that he will not invest in private companies that are in competition with the Company, although he is not required to liquidate any investment existing before entering this Agreement.

(d)

Employee agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company, as applicable, and with his duties under this Agreement.

6.

Company Information.

(a)

Definitions.  “Trade Secret” means information, including a formula, recipe, pattern, print, compilation, program, device, method, technique, or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  The term Trade Secret may include information developed by Employee in Employee's engagement with the Company.  “Proprietary Information” means all materials and information of a confidential, proprietary or secret nature (whether or not reduced to writing and whether or not patentable or copyrightable), unless (i) such is or becomes publicly known through lawful means; or (ii) the materials and information are disclosed to Employee without restriction by a third party who rightfully possesses the information and did not learn of it from the Company, which are in any way related or applicable to (i) the business, present or future, of the Company; (ii) product research and development or investigations of the Company, or (iii) the business of any customer of the Company including, without limitation, financial information, data or statements; (iv) Trade Secrets; (v) agreements; (vi) existing and future product plans, designs, and specifications; (vii) marketing plans or strategies; (viii) vendor, client or customer lists or requirements, and (viii) computer data, software, documentation, algorithms, processes and know-how.

(b)

Non-Disclosure.  Employee acknowledges that Proprietary Information is a valuable and unique asset of the Company or third parties who have furnished it to the Company, which will only be made known to Employee in confidence in connection with his professional duties.  Employee acknowledges that any use of Proprietary Information by Employee other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company.  Employee agrees that he will not, during his engagement with the Company or after the date of termination thereof, disclose or use Proprietary Information for any purpose other than the performance of his duties for the Company.  During Employee’s engagement with the Company, at the expense of the Company, Employee further agrees to use all reasonable measures to prevent the unauthorized use by others of any Proprietary Information.  Such measures will include strict compliance with all procedures developed by the Company to protect Proprietary Information.  In the event that Employee is in doubt as to whether certain information is Proprietary Information, Employee will treat such information as confidential and will not disclose such information to any third party.

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(c)

Ownership of Information.  Any information, plans, strategies, lists, designs, specifications, inventions, discoveries, and other material created, conceived, devised, or developed by Employee during the term of his engagement by the Company ("Inventions") that (i) relate at the time of conception or reduction to practice of the Inventions in any manner to the Company's business or actual or demonstrably anticipated research and development of the Company, or (ii) are developed in whole or in part on the Company’s time or using the equipment, supplies, facilities or Proprietary Information of the Company, or (iii) result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of the Company, or by the scope of Employee’s duties and responsibilities with the Company, shall belong to the Company, and Employee agrees to execute such instruments (including assignments) as may be necessary or desirable to perfect the rights in such materials in Company.  Company and Employee agree that all Proprietary Information and all materials containing Proprietary Information will remain the sole and exclusive property of the Company, or of the third parties who have furnished it to the Company, as the case may be.  Upon termination of Employee's engagement with the Company for any reason, Employee will deliver to the Company no later than five (5) days after the date of the termination or request, all customer lists, records, manuals, books, documents, letters, reports, data, drawings, diagrams and designs, or copies of any of the above, or other items that contain any Proprietary Information, which are in his possession or control.  Employee will not retain in his possession any such materials after termination of his engagement.  Employee also agrees to attend an exit interview at the time of termination to confirm that all Proprietary Information and materials containing Proprietary Information have been returned to the Company and to discuss any questions which Employee may have about his continuing obligations under this Agreement.

(d)

Employee hereby expressly acknowledges receipt of this written notice as required by California Labor Code sections 2870 - 2872, that the Agreement does not apply to an Invention which qualifies fully for protection under the provisions of Section 2870 of the California Labor Code.  California Labor Code section 2870 provides as follows: "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or, (2) Result from any work performed by the employee for the employer.  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this State and is unenforceable."

(e)

Additional Covenants.  Employee further agrees that, insofar as the Company's customer list and/or the identities of its top performing employees, independent contractors, or agents constitute Trade Secrets, and to the extent maximum extent permitted by law, during the one-year period following the termination of his engagement by the Company, he will not, directly or indirectly, either for himself or for any other Person, (i) divert or take away or attempt to divert or take away, call on or solicit or attempt to call on or solicit any of the Company's customers including, but not limited to, those on whom he called or solicited, or with whom he became acquainted, solely while engaged as an Employee for the Company, and (ii) will not, directly or indirectly, or by such action in concert with others, induce or influence any person who is engaged (as employee, agent or independent contractor) by the Company to terminate his or her employment or engagement with the Company.

(f)

Non-Competition.   In connection with the transactions contemplated hereby, the Employee will not during term of his employment under this Agreement and for a period of two (2) years thereafter (the “Non-Competition Period”), in the United States or Canada, directly or indirectly, own an interest in, operate, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, member or principal of any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or other entity (“Person”) that competes with the Company's Business (“Competitive Business’).  Without limiting the generality of the foregoing, in addition, the Employee shall not, directly or indirectly, be employed by, or act as a consultant to, or own any interest in, any Person that is engaged in a Competitive Business during the Non-Competition Period, provided, however, that the provisions of this Section 6(f) shall not prohibit the ownership by the Employee of an aggregate interest of less than two percent (2%) of any publicly traded company that is engaged in a Competitive Business and shall not prohibit the ownership of an interest in a mutual fund or similar portfolio investment.  Notwithstanding the foregoing or anything in Section 5 hereof, until the Employee is receiving the 2012 base salary referenced in Section 4(a), the Employee shall be permitted to perform consulting and advisory services for other businesses that are not considered Competitive Businesses.

(g)

Injunctive Relief.  Employee agrees and acknowledges that it would be difficult to measure damages to the Company from any breach by Employee of the provisions of Section 6 of this Agreement, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach.  Notwithstanding the foregoing or anything in Section 5 hereof, Employee specifically agrees that, in addition to all other remedies the Company may have, it will be entitled to temporary injunctive relief (i.e., a temporary restraining order) to enforce the provisions of Section 6 hereof provided that prior written notice of at least 10 business days has been given to the Employee.  Further, the parties agree that a preliminary injunction may be entered without the necessity of proving actual damages sustained by the Company.

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7.

Term and Termination.

(a)

This Agreement automatically terminates on the death of Employee or the discontinuation of the Business.

(b)

During the term, the Company may terminate the employment of Employee upon 30 days' written notice to Employee.  If Employer terminates the employment of Employee without Cause, Employer shall continue to pay Employee's Base Salary for 1 year after termination.

(c)

The Company may terminate Employee’s employment “with cause” at any time without prior notice, if any of the following, which shall be deemed “cause” by the Company, shall occur:

(i)

Any act of insubordination to a written directive by the Company;

(ii)

Any willful breach of duty or habitual neglect of duty;

(iii)

Commission of gross negligence;

(iv)

Subject to applicable law, including, but not limited to, the Family and Medical Leave Act, the continued incapacity of Employee for a period of more than 60 consecutive days;

(v)

A violation of the terms of Section 6;

(vi)

Any other material breach of Employee’s obligations to the Company under this Agreement (or serious violation of Company rules or policies) and, to the extent such breach or violation can be cured, the failure of Employee to cure such breach within ten days following receipt of written notice from the Company, if such breach or violation can be cured by the payment of money, or a period of 30 days following receipt of written notice from the Company, if such breach can be cured by other than the payment of money;

(vii)

Any material acts or events which inhibit Employee from fully performing his responsibilities to the Company in good faith, such as (i) drug or alcohol abuse, or (ii) acts of dishonesty, gross carelessness or gross misconduct;

(viii)

Engaging in acts of employment, consultancy, or business outside of the Company and its affiliates, in any form, that would conflict with the interest of the Company (excluding activities specifically approved elsewhere in this Agreement).

(d)

Employee may terminate this Agreement if there shall be a breach by the Company of a material obligation hereunder and, to the extent such breach can be cured, such breach remains uncured for a period of 30 days following receipt by the Board of Directors (or its designated representative) of written notice thereof from Employee.

(e)

In the event of termination pursuant to Section 7, except as set forth in Section 7(b), Employee will not be entitled to any further compensation or employee benefits, except for those salary amounts,  retirement contributions, and any other employee benefits accrued and unpaid as of the date of termination.

8.

Insurance.  [Omitted.]

9.

Transfer and Assignment.  This Agreement is personal as to Employee and may not be assigned or transferred by Employee without the prior written consent of the Company.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective permitted heirs, personal representatives, successors and assigns.

10.

Severability.  Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

11.

Governing Law.  This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California.

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12.

Counterparts.  This Agreement may be executed in two counterparts and all documents so executed shall constitute one agreement, binding on both parties, notwithstanding that both parties did not sign the original or the same counterparts.

13.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto.  No representation, promise, inducement, statement or intention has been made by either party that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

14.

Modification.  This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties.

15.

Attorneys’ Fees and Costs.  In the event of any litigation or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys’ fees, and all other costs and expenses incurred in connection with such dispute.

16.

Waiver.  The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

17.

Cumulative Remedies.  Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

18.

Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

19.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement via facsimile transmission or PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

20.

Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) immediately when delivered by hand, (ii) the next business day when provided by confirmed facsimile transmission or e-mail, provided a copy is also sent by mail on the day of the e-mail or facsimile, or (iii) three (3) business days after being mailed, certified mail with postage prepaid, to

(a)	If to Employee

	Facsimile:	( ) -
E-Mail:

(b)	If to the Company:

MicroFluidic Systems c/o PositiveID Corporation 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445 Facsimile: (561) 805-8001

5

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

“EMPLOYEE”

Print:

“COMPANY”

MicroFluidic Systems, a California corporation

By:
Name:
Title:

6

List of Omitted Schedules

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Stock Purchase Agreement, dated May 9, 2011, among PositiveID Corporation, MicroFluidic Systems and the individuals named therein, have not been provided herein:

Schedules

Schedule 1.2(b)(i) - Accounts Payable

Schedule 1.2(b)(ii) - Seller Loans

Schedule 3.2 –  Capitalization

Schedule 3.3 – Corporate Books

Schedule 3.6 – No Violation

Schedule 3.7 – Financial  Statements

Schedule 3.9 - Licenses and Registrations, Compliance with Laws, etc.

Schedule 3.10 - Intellectual Property

Schedule 3.11 - Absence of Certain Changes

Schedule 3.12 - Contracts

Schedule 3.13 - Title and Related Matters

Schedule 3.14 - Tax Matters

Schedule 3.15 - Compliance with Law and Applicable Government regulations

Schedule 3.16 - ERISA and Related matters,

Schedule 3.17 - Employee Matters

Schedule 3.18 - Environmental Matters

Schedule 3.20 - Dealings with Affiliates

Schedule 3.21 - Insurance

Schedule 3.23 - Brokerage

Schedule 3.24 - Customers and Suppliers

Schedule 3.26. - Banks

Schedule 3.28 - Government Contracts and Government Bids:

Schedule 5.8 - Key Employees

Schedule 7.1(n) - Stock to be Repurchased

Schedule 7.1(o) - Liens to be Released

The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.